                                                                     EXHIBIT 4.1

                             FIRST AMENDMENT TO THE
               NETWORK ASSOCIATES, INC. TAX DEFERRED SAVINGS PLAN

The Network Associates, Inc. Tax Deferred Savings Plan (the "Plan"), as amended and restated as of January 1,1998, is hereby amended, as of the date specified, as follows:

1. Effective January 1, 1998, clause (2) of subsection (1) of Section 1.1 is amended in its entirety to read as follows:

                  "(2) Who is performing services for the Employer through an employment or [easing agency, including Leased Employees."

2. Effective 1, 1998, subsection (m) of Section 1.1 is amended in its entirety to read as follows:

                           "(m) "Employee" shall mean a person currently
                  employed by an Employer, any portion of whose income is subject to withholding of federal income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer. Notwithstanding any other provision of the Plan, for purposes of the requirements listed in Code section 414(n)(3), the term "Employee" shall include Leased Employees; provided, however, that a Leased Employee shall not be considered an Employee if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 4l5(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code section 125, section 402(e)(3), section 402(h)(l)(B), or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated work force."

3. Effective January 1,1997, Section 1.1 is amended by adding the following new subsection (ss) at the end thereof:

                           "(ss) "Leased Employee" shall mean any person (other
                  than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related person determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer."

4.       Effective January 1,2001, Section 3.5 is amended to read as follows:

                           "Vesting of Contributions. Tax-Deferred
                  Contributions, Rollover Contributions and After-Tax Contributions to the Plan shall be 100% vested at all times. Matching Contributions and Profit Sharing Contributions to the Plan shall vest in accordance with the following schedule:

Years of Service                   Vested Interest
----------------                   ---------------
Less than 1                               0%

1 but less than 2                        50%

2 but less than 3                        75%

3 or more                               100%

                  Notwithstanding the foregoing, if a Participant is employed by an Employer on his Normal Retirement Date, the date he becomes physically or mentally disabled such that he can no longer continue in the service of his Employer and is eligible to receive a disability benefit under the terms of the Social Security Act, or the date he dies, his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account shall be 100%. Further, effective January 1, 2001, if a Participant is employed by an Employer on January 1, 2001, his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account shall be 100%. Matching Contributions and Profit Sharing Contributions made to the Plan on or after January 1,2001 shall be 100% vested."

5. Effective January 1, 2001, subsection (c) of Section 7.3 is amended by adding the following sentences at the end thereof:

                  "With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code
                  Section 401(a)(9) in accordance with the regulations under
                  Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service."

6. Effective January 1, 2000, clause (2) of subsection (c) of Section 12.3 is amended by adding the following sentence at the end thereof:

                  "Effective for Plan Years beginning on or after January 1, 2000, for purposes of the Actual Deferral Percentage test in
                  Section 12.3(a) above, the Plan shall use the prior year testing method,"

7. Effective January 1, 2000, clause (2) of subsection (c) of Section 12.4 is amended by adding the following sentence at the end thereof:

                  "Effective for Plan Years beginning on or after January 1, 2000, for purposes of the Actual Contribution Percentage test in Section 12.4(a) above, the Plan shall use the prior year testing method."

8. Effective January 1, 2001, clause (1) of subsection (a) of Section 12.7 is amended by adding the following sentence at the end thereof:

                  "For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section
                  12.1 of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Code Section 132(f)(4)."

         IN WITNESS WHEREOF, Network Associates, Inc. adopts this First Amendment to the Plan effective as of the dates set forth above.

                                          NETWORK ASSOCIATES, INC.

Dated: ______________________             By: [ILLEGIBLE]
                                              ----------------------------------

                                SECOND AMENDMENT
                                     TO THE
               NETWORK ASSOCIATES, INC. TAX DEFERRED SAVINGS PLAN

The Network Associates, Inc. Tax Deferred Savings Plan, as amended and restated as of January 1, 1998, (the "Plan") is hereby amended, effective as of January 1, 2002, unless specified otherwise, as follows:

1.       Plan Section 3.2(b)(3) is amended in its entirety to read as follows:

         "(3) Effective January 1, 2001, if the Participant has made Tax-Deferred Contributions to the Plan for the Plan Year, as of June 30 or December 31, in an amount at least equal to 6% of Compensation paid to the Participant during the Plan Year, the Participant shall receive an additional Matching Contribution equal to 4% of the Participant's Compensation for the Plan Year, less the amount of Matching Contributions made on behalf of such Participant pursuant to Section 3.2(b)(2) above with respect to such Plan Year. Compensation shall not include amounts paid during the Plan Year but prior to the date the Eligible Employee becomes a Participant in the Plan with respect to the Matching Contribution. Notwithstanding the foregoing, the maximum amount of the Matching Contribution allocated to a Participant's Separate Account per Plan Year shall be $4,000. Matching Contributions shall not be made with respect to Tax-Deferred Contributions made prior to the date the Eligible Employee becomes a Participant in the Plan with respect to Matching Contributions. A Participant must be employed by an Employer on either June 30 or December 31 in order to receive the additional Matching Contribution set forth in this Section 3.2(b)(3). Notwithstanding the preceding sentence, a Participant whose employment is terminated during the Plan Year as a result of death, disability (as determined under the Company's long-term disability plan), or after Normal Retirement Age shall receive an allocation of the additional Matching Contribution."

2.       Plan Section 3.4 is amended in its entirety to read as follows:

         "3.4 After-Tax Contributions. Effective January 1, 2002, a Participant may make After-Tax Contributions to the Plan of not less than 1% nor more than the percentage determined by the Committee and communicated to participants from time to time, subject to the limits set forth in
         Section 2 of Appendix A. All After-Tax Contributions shall be transferred to the Trustee or such other depository as the Employer may designate as soon as it is reasonable to do so and in no event later than fifteen (15) business days following the close of the month in which such After-Tax Contributions were deducted from Participants' Compensation. Any assets so transferred on behalf of a Participant shall be allocated to the Participant's After-Tax Contribution Account."

3.       Plan Section 6.7(f) is deleted in its entirety and Sections 6.7(g) and
         (h) are renumbered as Sections 6.7(f) and (g).

4. In accordance with Internal Revenue Service Ruling 2002-27, effective for limitation years beginning on or after January 1,1998, Plan Section
         12.7 is amended by adding the following paragraph at the end of Section 12.7(a)(3):

         "For purposes of the definition of compensation under Section 12.7, amounts under Section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan."

5. The Plan is amended by adding the following new Appendix at the end thereof:

                                   "Appendix A
                                     to the
               Network Associates, Inc. Tax Deferred Savings Plan

         SECTION 1: PREAMBLE

                  1. Adoption and effective date of amendment. This Appendix amends the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

                  2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

         SECTION 2; LIMITATIONS ON CONTRIBUTIONS

                  1. Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

                  2. Maximum annual addition. The Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any limitation year shall not exceed the lesser of:

                  (a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

                  (b) 100 percent of the Participant's Compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

         SECTION 3: INCREASE IN COMPENSATION LIMIT

                  The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code, Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

         SECTION 4: MODIFICATION OF TOP-HEAVY RULES

                  1. Effective date. This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Article 13 of the Plan.

                  2.       Determination of top-heavy status.

                           2.1 Key employee. Key employee means any employee or
                  former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(l) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                           2.2 Determination of present values and amounts. This
                  section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                                    2.2.1 Distributions during year ending on
                           the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 4l6(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                                    2.2.2 Employees not performing services
                           during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

                  3. Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

         SECTION 5: DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

                  1. Effective date. This section shall apply to distributions made after December 31,2001.

                  2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in section 7.7 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

                  3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in section 7.7 of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                  4. Modification of definition of eligible rollover distribution to include after tax employee contributions. For purposes of the direct rollover provisions in section 7.7 of the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401 (a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

         SECTION 6: ROLLOVERS FROM OTHER PLANS

                  1. Effective Date. This section shall apply to rollover contributions made on or after January 1, 2002.

                  2. Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in section 403(b) of the Code, including after-tax employee contributions; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

                  3. Participant Rollover Contributions from Other Plans. The Plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in section 403(b) of the Code, including after-tax employee contributions; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

                  4. Participant Rollover Contributions from IRAs. The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

         SECTION 7: ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

                  1. Applicability and effective date. This section shall apply to distributions made after December 31, 2001, but before November 1, 2002.

                  2. Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of section 7.3(d) of the Plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
         the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant's entire nonforfeitable account balance.

        SECTION 8: REPEAL OF MULTIPLE USE TEST

                  The multiple use test described in Treasury Regulation section 1.401(m)-2 and section 12.4 of the plan shall not apply for plan years beginning after December 31,2001.

         SECTION 9: ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

                  No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year.

         SECTION 10: SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

                  A participant who receives a distribution of elective deferrals after December 31,2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution."

         IN WITNESS WHEREOF, Network Associates, Inc. adopts this Second Amendment to the Plan.

                                          NETWORK ASSOCIATES, INC.

Dated: 12/13/02                           By: [ILLEGIBLE]
                                              ----------------------------------
                                          Title: Sr Vice President of
                                                 World Wide Human Resources

                THIRD AMENDMENT OF THE NETWORKS ASSOCIATES, INC.
                            TAX DEFERRED SAVINGS PLAN

Networks Associates, Inc. (the "Sponsor") adopted the Networks Associates, Inc. Tax Deferred Savings Plan, amended and restated effective as of January 1,1998 (the "Plan").

A. Effective January 1, 1999, the Sponsor hereby amends the definition of "Employee" in Section 1.1 to read, in its entirety, as follows:

         "An "EMPLOYEE" means a person currently employed by the Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer. Notwithstanding the foregoing, an "Employee" shall not include:

               (1) a member of a collective bargaining unit who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such employee under the Plan;

               (2) a non-resident alien who receives no earned income (within the meaning of section 911 (d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861 (a)(3) of the Code);

               (3) any person employed in a "temporary employee" job classification and who is not expected to complete more than one thousand (1,000) hours of service during a Plan Year;

               (4) any person performing services for the Employer through an employment or leasing agency, including any leased employee within the meaning of section 414(n) of the Code, regardless of whether such individual is later determined to be an "employee" by court of law or regulatory agency;

               (5) any person performing services as an independent contractor or consultant regardless of whether such individual is later determined to be an "employee" by court of law or regulatory agency; or

               (6) any employee of a Related Company, except for a Related Company which has adopted the Plan.

B. Effective January 1, 2000, the Sponsor hereby amends the definition of "Enrollment Date" in Section 1.1 to read, in its entirely, as Follows:

         "An "ENROLLMENT DATE" means the first day of each month."

This Third Amendment is executed on this 13th day of December 1999, at Santa Clara, California.

                                          NETWORKS ASSOCIATES, INC.

                                          By: -s- Prabhat K. Goyal
                                              ----------------------------------
                                                    Prabhat Goyal
                                          Title: Chief Financial Officer

                            NETWORK ASSOCIATES, INC.
                            TAX DEFERRED SAVINGS PLAN

                   AMENDED AND RESTATED AS OF JANUARY 1, 1998

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I  DEFINITIONS AND CONSTRUCTION...........................................................................     1
         1.1        Definitions...................................................................................     1
                  (a)        "Account(s)".........................................................................     1
                  (b)        "Adjustment Factor"..................................................................     1
                  (c)        "Administrative Committee"...........................................................     1
                  (d)        "After-Tax Contribution".............................................................     1
                  (e)        "After-Tax Contribution Account".....................................................     1
                  (f)        "Beneficiary"........................................................................     2
                  (g)        "Board"..............................................................................     2
                  (h)        "Code"...............................................................................     2
                  (i)        "Company"............................................................................     2
                  (j)        "Compensation".......................................................................     2
                  (l)        "Effective Date of the Amended and Restated Plan"....................................     2
                  (m)        "Eligible Employee"..................................................................     2
                  (n)        "Employee"...........................................................................     3
                  (o)        "Employer"...........................................................................     3
                  (p)        "Employer Stock".....................................................................     3
                  (q)        "Entry Date".........................................................................     3
                  (r)        "ERISA"..............................................................................     3
                  (s)        "Highly Compensated Employee"........................................................     3
                  (t)        "Investment Manager".................................................................     3
                  (u)        "Matching Contributions".............................................................     4
                  (v)        "Matching Contribution Account"......................................................     4
                  (w)        "Non-Highly Compensated Employee"....................................................     4
                  (x)        "Normal Retirement Date".............................................................     4
                  (y)        "Participant"........................................................................     4
                  (z)        "Participating Company"..............................................................     4
                  (aa)       "Period of Service"..................................................................     4
                  (aa)       "Plan"...............................................................................     5
                  (bb)       "Plan Year"..........................................................................     5
                  (cc)       "Predecessor Employer"...............................................................     5
                  (dd)       "Profit Sharing Contribution"........................................................     5
                  (ee)       "Profit Sharing Contribution Account"................................................     6
                  (ff)       "Related Company"....................................................................     6
                  (gg)       "Rollover Contribution"..............................................................     6
                  (hh)       "Rollover Contribution Account"......................................................     6
                  (ii)       "Separate Account"...................................................................     6
                  (jj)       "Tax-Deferred Contribution"..........................................................     6
                  (kk)       "Tax-Deferred Contribution Account"..................................................     6
                  (ll)       "Termination of Employment"..........................................................     6
                  (mm)       "Trust"..............................................................................     6
                  (nn)       "Trust Agreement"....................................................................     6
                  (oo)       "Trust Fund".........................................................................     7

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                     Page
                                                                                                                     ----
                  (pp)       "Trustee"............................................................................     7
                  (qq)       "Valuation Date".....................................................................     7
                  (rr)       "Years of Service"...................................................................     7
         1.2        Construction..................................................................................     7
         1.3        Gender and Number.............................................................................     7
         1.4        Headings......................................................................................     7

ARTICLE II  ELIGIBILITY AND PARTICIPATION.........................................................................     8
         2.1        Commencement of Participation.................................................................     8
                  (a)        Eligibility for Tax-Deferred Contributions...........................................     8
                  (b)        Eligibility For Matching and Profit Sharing Contributions............................     8
         2.2        Continued Participation.......................................................................     8
         2.3        Cessation of Participation....................................................................     8
         2.4        Suspended Participation.......................................................................     8
         2.5        Inactive Participation........................................................................     8
         2.6        Participation Upon Re-employment or Resumption or Attainment of Eligible Employee Statust.....     9

ARTICLE III  CONTRIBUTIONS AND VESTING............................................................................     9
         3.1        Tax-Deferred Contributions....................................................................     9
                  (a)        Tax-Deferred Contribution Election...................................................     9
                  (b)        All Tax-Deferred Contributions Deemed Employer Contributions.........................     9
                  (c)        Cessation and Resumption of Tax-Deferred Contributions...............................    10
                  (d)        Suspension of Tax-Deferred Contributions.............................................    10
                  (e)        Change in Tax-Deferred Contributions.................................................    10
                  (f)        Payments of Tax-Deferred Contributions to Trust......................................    10
         3.2        Matching Contributions........................................................................    10
                  (a)        Participants Eligible to Receive Matching Contributions..............................    10
                  (b)        Amount of the Matching Contribution..................................................    11
                  (c)        Payments of Matching Contributions to Trust..........................................    11
         3.3        Profit Sharing Contributions..................................................................    12
                  (a)        Profit Sharing Contributions on Behalf of Company Employees..........................    12
                  (b)        Profit Sharing Contributions on Behalf of Eligible Employees of a Related and/or
                             Participating Company................................................................    12
                  (c)        Allocation of Profit Sharing Contributions...........................................    12
                  (d)        Payments of Profit Sharing Contributions to Trust....................................    12
                  (e)        Rollover Contributions...............................................................    12
         3.4        After-Tax Contributions.......................................................................    13
         3.5        Vesting of Contributions......................................................................    13
         3.6        Election of Former Vesting Schedule...........................................................    13
         3.7        Forfeitures to Reduce Employer Contributions..................................................    14

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                     Page
                                                                                                                     ----
ARTICLE IV  PARTICIPANTS' ACCOUNTS AND ALLOCATION OF TRUST INCOME OR LOSS.........................................    14
         4.1        Tax-Deferred Contribution Accounts............................................................    14
         4.2        Matching Contribution Account.................................................................    14
         4.3        Profit Sharing Contribution Account...........................................................    14
         4.4        Rollover Contribution Account.................................................................    14
         4.5        After-Tax Contribution Account................................................................    14
         4.6        Investment Options............................................................................    14
         4.7        Valuation Dates...............................................................................    15
         4.8        Allocation of Trust Income or Loss............................................................    15
         4.9        Prohibition Against Alienation and Assignment.................................................    15

ARTICLE V  LOANS..................................................................................................    15
         5.1        Loans: Requirements...........................................................................    15

ARTICLE VI  IN-SERVICE WITHDRAWALS BY PARTICIPANTS................................................................    17
         6.1        Withdrawals of Rollover Contributions.........................................................    17
         6.2        Withdrawals of Matching and Profit Sharing Contributions......................................    17
         6.3        Withdrawals of Tax-Deferred Contributions.....................................................    18
         6.4        Withdrawals of After-Tax Contributions........................................................    18
         6.4        Limitations on Withdrawals other than Hardship Withdrawals....................................    18
         6.5        Order of Withdrawal From a Participant's Accounts.............................................    18
         6.7        Withdrawals for Financial Hardship............................................................    19

ARTICLE VII  DISTRIBUTION OF BENEFITS UPON TERMINATION............................................................    20
         7.1        Form of Distribution..........................................................................    20
         7.2        Amounts Available for Distribution............................................................    20
         7.3        Distribution Payments.........................................................................    20
                  (a)        Timing of Distribution Payments - General Rule.......................................    20
                  (b)        Waiver of 30-day Notice Requirement..................................................    21
                  (c)        Distributions In Accordance with Code Section 401(a)(9)..............................    21
                  (d)        Involuntary Cashouts.................................................................    21
                  (e)        Distributions Impossible.............................................................    22
         7.4        Death Benefits................................................................................    22
         7.5        Investment of Deferred Distributions..........................................................    22
         7.6        Forfeitures...................................................................................    22
                  (a)        Occurrence of Forfeitures............................................................    22
                  (b)        Recrediting of Forfeited Amounts.....................................................    23
         7.7        Direct Transfer of Eligible Rollover Distributions............................................    23
                  (a)        Eligible Rollover Distribution.......................................................    24
                  (b)        Eligible Retirement Plan.............................................................    24
                  (c)        Distributee..........................................................................    24

                                       iii
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                                TABLE OF CONTENTS
                                   (Continued)

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                  (d)        Direct Rollover......................................................................    24
         7.8        No Liability..................................................................................    24
         7.9        Mandatory Withholding.........................................................................    24

ARTICLE VIII  BENEFICIARIES.......................................................................................    25
         8.1        Beneficiary Designation.......................................................................    25
         8.2        Absence of Valid Designation..................................................................    25
         8.3        Surviving Spouse Beneficiary..................................................................    25

ARTICLE IX  QUALIFIED DOMESTIC RELATIONS ORDERS...................................................................    25
         9.1        Qualified Domestic Relations Orders...........................................................    25
         9.2        Payments Pursuant to a Qualified Domestic Relations Order.....................................    25

ARTICLE X  CLAIMS PROCEDURE.......................................................................................    26
         10.1       General Procedure.............................................................................    26
         10.2       Procedure of Administrative Committee to Review Appeals.......................................    27
         10.3       Exhaustion of the Claims Procedure............................................................    27

ARTICLE XI  DESIGNATION OF NAMED FIDUCIARY........................................................................    27
         11.1       Administrative Committee......................................................................    27
         11.2       Composition of Administrative Committee.......................................................    27
         11.3       Administrative Powers.........................................................................    28
         11.4       Investment Powers and Responsibilities........................................................    29
         11.5       Fiduciary Responsibility......................................................................    29
         11.6       Decisions of the Administrative Committee.....................................................    29
         11.7       Exclusive Benefit.............................................................................    30
         11.8       Fiduciaries...................................................................................    30
         11.9       Indemnification...............................................................................    30
         11.10      Expenses......................................................................................    30

ARTICLE XII  LIMITS ON CONTRIBUTIONS..............................................................................    30
         12.1       Section 415 Limits on Contribution Allocations................................................    30
         12.2       Annual Limitation on Tax-Deferred Contributions...............................................    32
                  (a)        Excess Deferrals.....................................................................    32
                  (b)        Distribution of Excess Deferrals.....................................................    32
                  (c)        Adjustment of Excess Deferrals for Income or Losses..................................    33
                  (d)        Correction of Erroneous Excess Deferrals.............................................    33
         12.3       Actual Deferral Percentage Limitation.........................................................    33
                  (a)        Actual Deferral Percentage Test......................................................    33
                  (b)        Definitions..........................................................................    33
                  (c)        Special Rules........................................................................    34
                  (d)        Definition of Excess Contributions...................................................    35
                  (e)        Avoidance of Excess Contributions....................................................    35

                                       iv

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                                TABLE OF CONTENTS
                                   (Continued)

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                  (f)        Correction of Excess Contributions...................................................    35
         12.4       Limits on Matching Contributions and After-Tax Contributions..................................    38
                  (a)        Actual Contribution Percentage Test..................................................    38
                  (b)        Definitions..........................................................................    38
                  (c)        Special Rules........................................................................    39
                  (d)        Definition of Excess Aggregate Contributions.........................................    40
                  (e)        Correction of Excess Aggregate Contributions.........................................    40
         12.5       Further Limits on Non-Discrimination Testing of Salary Deferral, Matching and After-Tax
                    Contributions.................................................................................    43
         12.6       Forfeiture of Matching Contributions..........................................................    44
         12.7       Special Definitions...........................................................................    44
                  (a)        Compensation Definition..............................................................    44
                  (b)        Highly Compensated Employee Definition...............................................    46

ARTICLE XIII  TOP HEAVY PROVISIONS................................................................................    47
         13.1       Top Heavy Determination.......................................................................    47
         13.2       Required Aggregation Group....................................................................    48
         13.3       Top Heavy Group...............................................................................    48
         13.4       Minimum Contribution for Top Heavy Plan.......................................................    48
         13.5       Key Employees.................................................................................    49
         13.6       Non-Key Employee..............................................................................    49
         13.7       Top Heavy Vesting.............................................................................    50

ARTICLE XIV  TRUST FUND AND TRUSTEE...............................................................................    50
         14.1       Trust Agreement...............................................................................    50

ARTICLE XV  AMENDMENT AND TERMINATION.............................................................................    50
         15.1       Amendment.....................................................................................    50
         15.2       Termination...................................................................................    51

ARTICLE XVI  MISCELLANEOUS........................................................................................    52
         16.1       No Employment Relationship Established by Plan................................................    52
         16.2       Plan Merger or Consolidation..................................................................    52
         16.3       Special Rule Relating to Veteran's Reemployment Rights Under ERISA............................    52
         16.4       Notices.......................................................................................    52
         16.5       Severability..................................................................................    53

                            NETWORK ASSOCIATES, INC.
                            TAX DEFERRED SAVINGS PLAN

         The Network General Corporation Tax-Deferred Savings Plan was established effective as of September 15, 1988. Effective December 1, 1997, Network General Corporation became a wholly owned subsidiary of McAfee Associates, Inc. to form Networks Associates, Inc. Effective as of January 1, 1998, the McAfee Associates, Inc. 401(k) and Profit Sharing Plan was merged with and into the Network General Corporation Tax-Deferred Savings Plan, which was renamed Network Associates, Inc. Tax Deferred Savings Plan (the "Plan").

         The Plan was established for the purpose of providing the employees of the Company and designated related companies (collectively referred to as the "Employer") with an opportunity to accumulate funds for their retirement. The Plan is a profit sharing plan which is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes a cash or deferred arrangement intended to satisfy the requirements of Code section 401(k).

         The Plan has been amended from time to time to comply with applicable laws and regulations. Effective January 1, 1998, except as otherwise set forth herein, the Plan is hereby amended and restated in its entirety to comply with the Internal Revenue Service Restructuring and Reform Act of 1998, the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. The following words and phrases as used in this Plan shall have the following meanings unless a different meaning is clearly required by the context:

                  (a) "Account(s)" shall mean a Tax-Deferred Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, or any one of such Accounts as the context may require.

                  (b) "Adjustment Factor" shall mean the cost of living adjustment prescribed by the Secretary of the Treasury under the Code section applied to such items and in such manner as the Secretary shall provide.

                  (c) "Administrative Committee" shall mean the committee appointed by the Board to administer the Plan and serve as the named fiduciary for the Plan pursuant to Article 11.

                  (d) "After-Tax Contribution" shall mean any after-tax employee contribution made by a Participant pursuant to Section 3.5.

                  (e) "After-Tax Contribution Account" shall mean that Account of the Participant to which After-Tax Contributions shall be credited.

                  (f) "Beneficiary" shall mean the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event that the Participant dies before distribution of his entire interest under the Plan.

                  (g) "Board" shall mean the Board of Directors of the Company.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (i) "Company" shall mean Networks Associates, Inc., which is incorporated under the laws of the State of Delaware.

                  (j)      "Compensation" shall have the following meanings:

                           (1)      For purposes of determining Contributions to
the Plan, Compensation shall mean wages as defined in Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, and excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for Tax-Deferred Contributions or amounts deferred under Section 125, 402(e)(3), 402(h), 403(b), or 457(b) of the Code.

Notwithstanding the foregoing, Compensation shall not include the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includable in the Participant's taxable income.

                           (2)      For purposes of determining whether or not
certain statutory limitations on contributions pursuant to Article 12 are satisfied by the Plan in operation, Compensation shall have the meaning set forth in Section 12.7(a).

                           (3)      For Plan Years beginning on and after
January 1, 1994, Compensation for purposes of determining contributions to the Plan shall be limited to $150,000 subject to the Adjustment Factor.

                  (k) "Effective Date of the Amended and Restated Plan" shall mean January 1, 1998, unless otherwise provided herein.

                  (l) "Eligible Employee" shall mean every Employee except any Employee:

                           (1)      Who is a member of a collective bargaining
unit and who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under the Plan, or

                           (2)      Who is performing services for the Employer
through an employment or leasing agency, including leased employees within the meaning of Code section 414(n), or

                           (3)      Who is performing services as an independent
contractor or consultant regardless of whether such individual is later determined to be an "employee" by court of law or regulatory agency, or

                           (4)      Who is a nonresident alien receiving no
earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from a United States source (within the meaning of Code section 861(a)(3)), or

                           (5)      Who is employed in a "temporary employee"
job classification in which he or she is not expected to complete more than one thousand (1,000) hours of service during a Plan Year, or

                           (6)      Any employee of a Related Company, except
for a Related Company which has adopted the Plan.

                  (m) "Employee" shall mean a person currently employed by an Employer, any portion of whose income is subject to withholding of federal income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer. Notwithstanding any other provision of the Plan, for purposes of the requirements listed in Code section 414(n)(3), the term "Employee" shall include leased employees within the meaning of Code section 414(n)(2); provided, however, that if such leased employees constitute less than 20% of the Employer's non-highly compensated workforce within the meaning of Code section 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a plan described in Code section 414(n)(5)(B).

                  (n) "Employer" shall mean the Company and any other Related Company or Participating Company which adopts the Plan with the authorization of the Company.

                  (o) "Employer Stock" shall mean shares of common stock issued by the Company, which is listed on either a national securities exchange or the national market system or the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

                  (p) "Entry Date" shall mean the first day of each calendar quarter. Effective January 1, 2000, Entry Date shall mean the first day of each calendar month.

                  (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (r) "Highly Compensated Employee" shall have the meaning set forth in Section 12.7(b).

                  (s) "Investment Manager" shall mean any fiduciary (other than a Trustee or named fiduciary as specified in Article 11):

                           (1)      Who has the power to manage, acquire, or
dispose of any assets of the Plan;

                           (2)      who is (A) registered as an investment
adviser under the Investment Advisers Act of 1940; (B) is a bank, as defined in that Act; or (C) is an insurance company qualified to perform services under the laws of more than one State; and

                           (3)      Who has acknowledged in writing that such
person is a fiduciary with respect to the Plan.

                  (t) "Matching Contributions" shall mean the contribution made by the Employer pursuant to Section 3.2 of the Plan on behalf of a Participant who elects to make Tax-Deferred Contributions and who is eligible to receive Matching Contributions.

                  (u) "Matching Contribution Account" shall mean that Account of the Participant to which Matching Contributions shall be credited.

                  (v) "Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

                  (w) "Normal Retirement Date" shall mean the date of the Participant's sixty-fifth (65th) birthday.

                  (x) "Participant" shall mean any Eligible Employee who has become a participant in the Plan in accordance with the provisions of
Article 2 and whose participation has not ceased.

                  (y) "Participating Company" shall mean any corporation or other business entity that adopts the Plan with the express approval of the Company.

                  (z)      "Period of Service" shall mean as follows:

                           (1)      For purposes of determining the eligibility
of an Employee hired on or after January 1, 2001 to receive Matching Contributions and determining the vested interest in a Participant's Matching Contribution Account or Profit Sharing Contribution Account (except for period of Service which may be disregarded on account of the "rule of parity" described in Section 1.1(rr)), a "Period of Service" is the aggregate of all time period(s) commencing with the individual's first day of employment or re-employment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the individual performs an Hour of Service. An individual will also receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                           (2)      "Hour of Service" shall mean each hour for
which an individual is paid or entitled to payment for the performance of duties for an Employer, a Predecessor Employer, or any Related Company.

                           (3)      "Break in Service" shall mean a Period of
Severance of at least 12 consecutive months.

                           (4)      "Period of Severance" shall mean a
continuous period of time during which the individual is not employed by the Company or a Related Company. Such period begins on the date the individual retires, quits or is discharged, of if earlier, the 12 month anniversary of the date on which the individual was otherwise first absent from service.

                           (5)      In the case of an individual who is absent
from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of the child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                           (6)      If the Company is a member of a controlled
group of corporations (as determined for purpose of Code section 414(b)) or a group of trades or businesses (whether or not incorporated) under common control (as determined for purposes of Code section 414(c)) of the Code), or an affiliated service group within the meaning of Code section 414(m), or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), Service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or Section 414(o) to be considered an employee of any employer aggregated under Sections 414(b), (c), or (m).

                  (aa) "Plan" shall mean the Network Associates, Inc. Tax Deferred Savings Plan, as amended and restated effective January 1, 1998, set forth herein and any amendments hereto.

                  (bb) "Plan Year" shall mean a twelve-month period beginning on January 1 and ending on December 31. A "limitation year," as that term is used in Code section 415 and the Treasury regulations issued thereunder, shall have the same meaning as "Plan Year."

                  (cc) "Predecessor Employer" shall mean Progressive Computer, Inc. Protools, Inc., Network Associates Technology Corp., Aim Technology, Cinco Networks, Inc., Network General Corporation, McAfee Associates, Inc., Saber Software Corporation, Pretty Good Privacy, Inc., Magic Solutions, Inc., Trusted Information Systems, Inc. and such other entities that have been or shall be merged, consolidated, otherwise absorbed by the Employer, or of which all or a substantial part of the assets of the business have been or shall be acquired by the Employer and which have been designated by the Plan Administrative Committee.

                  (dd) "Profit Sharing Contribution" shall mean a contribution by the Company, a Related Company and/or a Participating Company on behalf of eligible Participants who are employed by the company making the contribution, as set forth in Section 3.3.

                  (ee) "Profit Sharing Contribution Account" shall mean that Account of an eligible Participant to which Profit Sharing Contributions shall be credited.

                  (ff) "Related Company" shall mean any organization which is either:

                           (1)      A member of a controlled group of
corporations (as determined for purposes of Code section 414(b)) of which the Company is a member,

                           (2)      A member of a group of trades or businesses
(whether or not incorporated) which are under common control with the Company (as determined for purposes of Code section 414(c)),

                           (3)      A member of an affiliated service group
within the meaning of Code section 414(m), of which the Company is also a member, or

                           (4)      Otherwise aggregated with the Company under
Code section 414(o).

                  (gg) "Rollover Contribution" shall mean any rollover contribution to the Plan made by a Participant pursuant to Section 3.3(e).

                  (hh) "Rollover Contribution Account" shall mean that Account of the Participant to which transfers to the Plan pursuant to Section 3.3(e) are credited.

                  (ii) "Separate Account" shall mean the account maintained by the Trustee in the name of the Participant that reflects his interest in the Trust. The Separate Account shall consist of the following sub-accounts:
Tax-Deferred Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account.

                  (jj) "Tax-Deferred Contribution" shall mean the contribution made on behalf of a Participant pursuant to Section 3.1 of the Plan.

                  (kk) "Tax-Deferred Contribution Account" shall mean that Account of the Participant to which Tax-Deferred Contributions shall be credited.

                  (ll) "Termination of Employment" shall mean a Participant's termination of employment with the Company, Related Company or Participating Company, whether voluntary or involuntary, for any reason, including but not limited to resignation, discharge, retirement, disability, or death, and other than for transfers between the Company, Related Companies, and Participating Companies.

                  (mm) "Trust" shall mean the legal entity created by the Trust Agreement as part of the Plan.

                  (nn) "Trust Agreement" shall mean that trust agreement entered into between the Employer and Trustee, as such may be amended from time to time.

                  (oo) "Trust Fund" shall mean all property and income held by the Trustee under the Trust Agreement.

                  (pp) "Trustee" at the time of the execution of the Amended and Restated Plan shall mean Fidelity Trust Company. The term "Trustee" shall include any duly appointed successor or successors to the trust company listed above and shall exclude any individual or trust company, named above or otherwise, whose service as a Trustee of the Trust has ended through removal, resignation or other termination in accordance with the terms of the Trust Agreement.

                  (qq) "Valuation Date" shall mean the last business day of each Plan Year and such other date as may be designated as a Valuation Date, as provided in Section 4.7, for the revaluation of the Trust Fund and Participants' Accounts.

                  (rr) "Years of Service" shall mean the number of whole years of a Participant's Period of Service, whether or not such Periods of Service were completed consecutively. Less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that Periods of Service totaling 365 days equal a whole Year of Service. Notwithstanding the foregoing, in the case of a Participant who has 5 or more consecutive 1-year Breaks in Service, the Participant's pre-break service will count in vesting of his Matching Contribution Account or Profit Sharing Contribution Account only if either:

                           (i)      such participant has any vested interest in
his Matching Contribution Account or Profit Sharing Contribution Account at the time of separation from service, or

                           (ii)     upon returning to service the number of
consecutive 1-year Breaks in Service is less than the number of years of service.

         1.2 Construction. All matters respecting the validity, effect, interpretation and administration of the Plan shall be determined in accordance with ERISA, and to the extent allowed by ERISA or other federal law, in accordance with the laws of the State of Delaware; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan which incorporates a qualified cash or deferred arrangement within the meaning of the Code (including Code section 401(k)) and ERISA, or corresponding provisions of subsequent federal laws.

         1.3 Gender and Number. As used in the Plan, the masculine, feminine or neuter gender and the singular or plural number shall each be allowed to include the others whenever the context so indicates.

         1.4 Headings. All headings used in the Plan are inserted for convenience of reference only and do not constitute part of the Plan.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

         2.1      Commencement of Participation.

                  (a) Eligibility for Tax-Deferred Contributions. An Eligible Employee may commence participation in the Plan for purposes of Tax-Deferred Contributions as of the Entry Date coinciding with or next following the date on which he becomes an Employee, provided that he files the forms required by the Administrative Committee for participation in a timely manner. In the event that an Employee who is not an Eligible Employee on the date on which he becomes an Employee but who subsequently becomes an Eligible Employee, such Employee may commence participation as of the Entry Date coinciding with or next following the date on which he becomes an Eligible Employee. Plan Participants who wish to make Tax-Deferred Contributions must file a Tax-Deferred Contribution election with the Administrative Committee in accordance with Section 3.1(a).

                  (b) Eligibility For Matching and Profit Sharing Contributions. An Eligible Employee shall commence participation in the Plan for purposes of Matching Contributions and Profit Sharing Contributions as of the Entry Date coinciding with or next following the date on which he becomes an Employee. Notwithstanding the foregoing, effective January 1, 2001, an Eligible Employee who becomes an Employee on or after January 1, 2001, shall commence participation in the Plan for purposes of Matching Contributions and Profit Sharing contributions on the Entry Date coincident with or next following the date on which he completes one Year of Service, provided that he is an Eligible Employee for purposes of the Matching Contributions and Profit Sharing Contributions on the Entry Date.

         2.2 Continued Participation. Each Eligible Employee who was a Participant in the Plan on the Effective Date of the amended and restated Plan shall continue to be a Participant in the Plan.

         2.3 Cessation of Participation. Participation in the Plan continues until all amounts credited to a Participant's Accounts are distributed to the Participant pursuant to Article 7 or, upon his death, his Beneficiary.

         2.4 Suspended Participation. A Participant who ceases to authorize Tax-Deferred Contributions, whose Tax-Deferred Contributions have been canceled or revoked pursuant to Section 3.1 or Section 6.2, or who ceases to be an Eligible Employee, but who continues to be an Employee, shall become a suspended Participant. No Tax-Deferred Contributions, Matching Contributions or Profit Sharing Contributions shall be made with respect to a suspended Participant.

         2.5 Inactive Participation. A Participant who is not currently an Employee shall be an inactive Participant.

         2.6 Participation Upon Re-employment or Resumption or Attainment of Eligible Employee Status.

                  (a) Any Employee who was previously a Participant in the Profit Sharing and Matching Contributions portion of the Plan but who ceased to be an Eligible Employee shall again become a Participant on the date he becomes an Eligible Employee.

                  Any Employee who was previously a Participant only in the Tax-Deferred Contributions portion of the Plan but who ceased to be an Eligible Employee shall again become a Participant in the Tax-Deferred Contributions portion of the Plan on the date he becomes an Eligible Employee. Such Employee shall not become a Participant in the Profit Sharing Contribution or Matching Contribution portion of the Plan until he satisfies the requirement of Section 2.1(b).

                  (b) Any Employee who completed one Year of Service for participation eligibility but who terminated employment with the Employer or ceased to be an Eligible Employee before he commenced participation in the Profit Sharing and Matching Contributions portion of the Plan shall become a Plan Participant on the Entry Date coinciding with or next following the date the he again becomes an Eligible Employee.

                                   ARTICLE III

                            CONTRIBUTIONS AND VESTING

         3.1 Tax-Deferred Contributions. Each Eligible Employee may designate a flat dollar amount or a whole percentage of his or her Compensation to be contributed as a Tax-Deferred Contribution, provided that such designation shall not result in Tax-Deferred Contributions of less than one percent (1%) nor more than fifteen percent (15%) of each Participant's Compensation for each Plan Year. This designated flat dollar amount or designated percentage of Compensation shall not be paid to the Participant but shall, for each pay period during which the authorization is in effect, be withheld from the Participant's pay and contributed to his Tax-Deferred Contribution Account as provided in
Section 3.1(f). Effective January 1, 2001, a Participant may not designate a flat dollar amount to be contributed as a Tax-Deferred Contribution.

                  (a) Tax-Deferred Contribution Election. An Eligible Employee may initially authorize Tax-Deferred Contributions by filing a Tax-Deferred Contribution election with the Administrative Committee. Such Tax-Deferred Contribution election shall be in the form required by the Administrative Committee or by communicating with the Administrative Committee in such other manner as the Administrative Committee may authorize. The Tax-Deferred Contribution election shall take effect as soon as administratively practicable following receipt of the election by the Administrative Committee. A Participant's Tax-Deferred Contribution election shall remain in effect until suspended or modified as provided in paragraphs (c) and (d) of this Section 3.1.

                  (b) All Tax-Deferred Contributions Deemed Employer Contributions. Except as applicable law may otherwise require, contributions made pursuant to the Participant's Tax-

Deferred Contribution election under this Section 3.1 shall be deemed to be Employer contributions to the Plan.

                  (c)      Cessation and Resumption of Tax-Deferred
Contributions.

                           (1)      A Participant may cease Tax-Deferred
Contributions by filing a notice of contribution cessation with the Administrative Committee. Such notice shall be provided in writing and in the form required by the Administrative Committee or by communicating with the Administrative Committee in such other manner as the Administrative Committee may authorize. A notice to cease Tax-Deferred Contributions shall be effective as soon administratively practicable after such notice is received by the Administrative Committee.

                           (2)      A Participant who has ceased making
Tax-Deferred Contributions may resume making Tax-Deferred Contributions at any time by filing a new Tax-Deferred Contribution election which complies with the provisions of Section 3.1(a), provided the Participant is otherwise eligible to participate in the Plan on that date. The resumption of Tax-Deferred Contributions shall be effective as soon as administratively practicable after the Administrative Committee receives the new Tax-Deferred Contribution election notice in an acceptable form.

                  (d) Suspension of Tax-Deferred Contributions. If a Participant ceases to be an Eligible Employee, all Tax-Deferred Contributions made on his or her behalf shall be suspended immediately. Such Participant shall be eligible to resume making Tax-Deferred Contributions by again authorizing such Contributions, pursuant to Section 3.1(a), following the date he or she again becomes an Eligible Employee.

                  (e) Change in Tax-Deferred Contributions. A Participant may change the percentage of Compensation contributed as a Tax-Deferred Contribution. Notice of changes in the Tax-Deferred Contribution shall be submitted to the Administrative Committee in writing in the form required by the Administrative Committee or by communicating with the Administrative Committee in such other manner as the Administrative Committee may authorize. Changes in the Tax-Deferred Contribution can be made at such times as permitted by the Administrative Committee and shall be effective as soon as administratively practicable following receipt of the notice of change by the Administrative Committee.

                  (f) Payments of Tax-Deferred Contributions to Trust. The amount of Tax-Deferred Contributions contributed by the Employer on Participants' behalf shall be transferred to the Trustee, or such other depository as the Employer may designate, as soon as it is reasonable to do so and in no event later than fifteen (15) business days following the close of the month in which such Tax-Deferred Contributions were deducted from Participants' Compensation.

         3.2 Matching Contributions. Each Employer shall make a Matching Contribution to the Plan.

                  (a) Participants Eligible to Receive Matching Contributions. Participants who have satisfied the eligibility requirements for Matching Contributions as provided in Section 2.1 and who have made Tax-Deferred Contributions to the Plan during the period for which a

Matching Contribution will be made shall be eligible to receive an allocation of the Matching Contribution.

                  (b)      Amount of the Matching Contribution.

                           (1)      With respect to Plan Years beginning on
January 1, 1998, January 1, 1999, and January 1, 2000, the amount of the Matching Contribution shall be in an amount equal to 100% of the Tax-Deferred Contributions made on behalf of its Eligible Employees during the Plan Year up to, but not exceeding, the "match level" and 25% of such Tax-Deferred Contributions made on behalf of such Employees for such Plan Year in excess of the "match level." For purposes of this Section, "match level" means $1,000.

                           (2)      Effective January 1, 2001, the amount of the
Matching Contribution shall be in amount equal to the sum of the following: 100% of the Tax-Deferred Contributions made on behalf of its Eligible Employees during the pay period (beginning on or after January 1, 2001) up to 2% of such Tax-Deferred Contributions, and 50% of the Tax-Deferred Contributions made on behalf of its Eligible Employees during the pay period (beginning on or after January 1, 2001) in excess of 2% of such Tax-Deferred Contributions, but not in excess of 6% of such Tax-Deferred Contributions. Notwithstanding the foregoing, the maximum amount of the Matching Contribution allocated to a Participant's Separate Account per Plan Year shall be $4,000. Matching Contributions shall not be made with respect to Tax-Deferred Contributions made prior to the date the Eligible Employee becomes a Participant in the Plan with respect to Matching Contributions.

                           (3)      Effective January 1, 2001, if the
Participant has made Tax-Deferred Contributions to the Plan for the Plan Year, as of June 30 or December 31, in an amount at least equal to 6% of Compensation paid to the Participant during the Plan Year, the Participant shall receive an additional Matching Contribution equal to 4% of the Participant's Compensation for the Plan Year, less the amount of Matching Contributions made on behalf of such Participant pursuant to Section 3.2(b)(2) above with respect to such Plan Year. Compensation shall not include amounts paid during the Plan Year but prior to the date the Eligible Employee becomes a Participant in the Plan with respect to the Matching Contribution. Notwithstanding the foregoing, the maximum amount of the Matching Contribution allocated to a Participant's Separate Account per Plan Year shall be $4,000. Matching Contributions shall not be made with respect to Tax-Deferred Contributions made prior to the date the Eligible Employee becomes a Participant in the Plan with respect to Matching Contributions. A Participant must be employed by an Employer on either June 30 or December 31 in order to receive the additional Matching Contribution set forth in this Section 3.2(b)(3). Notwithstanding the preceding sentence, a Participant whose employment is terminated during the Plan Year as a result of death, disability (as determined within the discretion of the Company), or after Normal Retirement Age shall receive an allocation of the additional Matching Contribution.

                  (c) Payments of Matching Contributions to Trust. Matching Contributions shall be paid in cash or in qualifying employer securities, as defined in ERISA section 407(d)(5), by the Company, any Related Company or any Participating Company to the Trustee as soon as administratively feasible after such contributions are made, but in no event later than the latest due date, with extensions, of the corporate income tax return for the tax year to which the Matching Contribution relates.

         3.3 Profit Sharing Contributions. The Company, a Related Company and/or a Participating Company may make Profit Sharing Contributions to the Plan which will be allocated to Participants as provided below.

                  (a) Profit Sharing Contributions on Behalf of Company Employees. In the sole discretion of the Board, the Company may make one or more Profit Sharing Contributions to the Plan in each Plan Year. The amount and the timing of such Profit Sharing Contributions shall be left to the sole discretion of the Board. All Eligible Employees of the Company who have satisfied the eligibility requirements for Profit Sharing Contribution as described in Section
2.1 during the Plan Year for which the Profit Sharing Contribution is made shall share in the allocation of such contributions.

                  (b) Profit Sharing Contributions on Behalf of Eligible Employees of a Related and/or Participating Company. In the sole discretion of its board of directors, any Related Company and/or Participating Company may make one or more Profit Sharing Contributions to the Plan in a Plan Year on behalf of Participants who are its Eligible Employees. The amount and timing of such Profit Sharing Contributions shall be left to the sole discretion of the board of directors of the company making the contribution. All Eligible Employees of the company making the contribution who have satisfied the eligibility requirements for Profit Sharing Contributions as described in
Section 2.1 during the Plan Year for which the contribution is made shall share in the allocation of such contribution.

                  (c) Allocation of Profit Sharing Contributions. Profit Sharing Contributions shall be allocated among the Profit Sharing Contribution Accounts of each Participant who is eligible to receive an allocation of the contribution. Profit Sharing Contributions shall be allocated on a pro rata basis in the same proportion as the eligible Participant's Compensation bears to the total Compensation paid on behalf of all eligible Participants for the same period. Notwithstanding any other provision of the Plan to the contrary, Compensation with respect to any period ending prior to the date on which an Employee first became eligible to participate in the allocation of Profit Sharing Contributions shall be disregarded in determining the amount of the Employee's allocable share.

                  (d) Payments of Profit Sharing Contributions to Trust. Profit Sharing Contributions shall be paid in cash or in qualifying employer securities, as defined in Section 407(d)(5) by the Company, any Related Company or any Participating Company to the Trustee as soon as practicable after the end of the period to which the contributions relate. Notwithstanding the foregoing, Profit Sharing Contributions shall be transferred to the Trustee no later than the latest due date, with extensions, of the corporate income tax return for the tax year to which the Profit Sharing Contribution relates.

                  (e) Rollover Contributions. Subject to the consent of the Administrative Committee, an Eligible Employee may rollover to this Plan a qualifying rollover distribution. A qualifying rollover distribution is a distribution that qualifies for rollover treatment under Code sections 402(c)(1) or 408(d)(3). Only cash rollovers will be accepted. All rollover contributions shall be deposited in the Trust and allocated to the Eligible Employee's Rollover Contribution Account.

         3.4 After-Tax Contributions. Effective January 1, 2000, a Participant may make After-Tax Contributions to the Plan of not less than 1% nor more than 5% of each Participant's Compensation for each Plan Year. All After-Tax Contributions shall be transferred to the Trustee or such other depository as the Employer may designate as soon as it is reasonable to do so and in no event later than fifteen (15) business days following the close of the month in which such After-Tax Contributions were deducted from Participants' Compensation. Any assets so transferred on behalf of a Participant shall be allocated to the Participant's After-Tax Contribution Account.

         3.5 Vesting of Contributions. Tax-Deferred Contributions, Rollover Contributions, and After-Tax Contributions to the Plan shall be 100% vested at all times. Matching Contributions and Profit Sharing Contributions to the Plan shall vest in accordance with the following schedule:

 Years of Service                         Vested Interest
 ----------------                         ---------------
   Less than 1                                   0%
1 but less than 2                               50%
2 but less than 3                               75%
    3 or more                                  100%

         Notwithstanding the foregoing, if a Participant is employed by an Employer on his Normal Retirement Date, the date he becomes physically or mentally disabled such that he can no longer continue in the service of his Employer and is eligible to receive a disability benefit under the terms of the Social Security Act, or the date he dies, his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account shall be 100%. Further, effective January 1, 2001, if a Participant is employed by an Employer on January 1, 2001, his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account shall be 100%.

         3.6 Election of Former Vesting Schedule. If the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Matching Contribution or Profit Sharing Contribution Account, any Participant with at least 3 Years of Service shall have a right to elect, within a reasonable period after the adoption of the amendment or change, to have his vested interest in such accounts continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in such accounts under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Service" where such language appears. Such Participant shall make such election by giving written notice of his exercise thereof to the Administrative Committee within 60 days after the latest of (i) receipt of written notice of the amendment from the Employer or the Administrative Committee, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a

Participant's vested interest in his Matching Contribution or Profit Sharing Contribution Account on the effective date of such an amendment shall not be less than his vested interest in such accounts immediately prior to the effective date of the amendment.

         3.7 Forfeitures to Reduce Employer Contributions. Notwithstanding any other provision of the Plan to the contrary, the amount of Matching Contributions or Profit Sharing Contributions required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year that are not used to pay Plan expenses.

                                   ARTICLE IV

                      PARTICIPANTS' ACCOUNTS AND ALLOCATION
                             OF TRUST INCOME OR LOSS

         4.1 Tax-Deferred Contribution Accounts. A Tax-Deferred Contribution Account shall be established and maintained for each Participant which shall be credited with such Participant's Tax-Deferred Contributions and Trust income allocable thereto, and shall be charged with distributions therefrom and any Trust losses allocable thereto. It shall also be credited with Tax-Deferred Contributions transferred to this Plan pursuant to a plan merger.

         4.2 Matching Contribution Account. A Matching Contribution Account shall be established and maintained for each Participant which shall be credited with Matching Contributions and any Trust income allocable thereto and shall be charged with distributions therefrom and any Trust losses allocable thereto. It shall also be credited with Matching Contributions transferred to this Plan pursuant to a plan merger.

         4.3 Profit Sharing Contribution Account. A Profit Sharing Contribution Account shall be established and maintained for each Participant which shall be credited with Profit Sharing Contributions and any Trust income allocable thereto and shall be charged with distributions therefrom and any Trust losses allocable thereto. It shall also be credited with Profit Sharing Contributions transferred to this Plan pursuant to a plan merger.

         4.4 Rollover Contribution Account. A Rollover Contribution Account shall be established for each Eligible Employee making a rollover contribution to the Plan pursuant to Section 3.3(e) which shall be credited with such Eligible Employee's rollover contribution and the Trust Income allocable thereto and shall be charged with distributions therefrom and losses allocable thereto.

         4.5 After-Tax Contribution Account. An After-Tax Contribution Account shall be established for each Participant which shall be credited with After-Tax Contributions and any Trust income allocable thereto and shall be charged with distributions therefrom and any Trust losses allocable thereto. It shall also be credited with After-Tax Contributions transferred to this Plan pursuant to a plan merger.

         4.6 Investment Options. Each Participant shall direct the manner in which his or her Accounts are invested. Participants may direct investment in the funds that the Administrative Committee shall make available. Investment directions and changes in investment directions shall be submitted to the Administrative Committee in writing in the form required by the

Administrative Committee or by communicating with the Administrative Committee in such other manner as the Administrative Committee may authorize. The Administrative Committee shall establish and communicate procedures and deadlines for submission of changes in investment directions. All contributions to a Participant's Accounts shall be invested in accordance with that Participant's investment directions as soon as practicable after the contribution is transferred to the Trust.

         4.7 Valuation Dates. The Trustee shall value the assets of the Trust on the basis of fair market value as of the close of business on the last business day in each Plan Year and such other dates as the Administrative Committee may determine. Each such date shall be a Valuation Date. For the purposes of this Section 4.7, "business day" shall mean a day on which the Trustee conducts its regular business activities.

         4.8 Allocation of Trust Income or Loss. As of any Valuation Date, the net Trust income or loss (including appreciation or depreciation of the Trust Fund, whether realized or unrealized) on those assets of the Trust Fund being revalued, shall be allocated to the relevant Accounts of Participants in proportion to the balances of such Accounts as of each Valuation Date, after making such adjustments as may be appropriate to reflect contributions or distributions which were made subsequent to the preceding Valuation Date. In making such allocation, the income and loss of the portion of the Trust Fund invested in any separate investment fund designated or authorized under Section 4.6, shall be valued separately on each Valuation Date and the net Trust income or loss attributable to each fund shall be allocated among Participants' Accounts on a segregated basis. Principal payments and income on any Participant loan made pursuant to Section 5 shall be credited to the Account of the Participant who has obtained such a loan. The loan administrative fee described in Section 5.1(k) shall be paid from the appropriate Participants' Accounts.

         4.9 Prohibition Against Alienation and Assignment. The Accounts of any Participant, or Beneficiary, shall not be subject to alienation, assignment, encumbrance, attachment, garnishment, execution, sequestration or other legal or equitable process, or transferability by operation of law in event of bankruptcy, insolvency or otherwise, except security interests taken in a Participant's Account(s) for loans made to Participants pursuant to Article 5 of the Plan and qualified domestic relations orders as determined pursuant to
Article 9 of the Plan.

                                    ARTICLE V

                                      LOANS

         5.1 Loans: Requirements. Upon application of a Participant in the form required by the Administrative Committee, the Administrative Committee may direct the Trustee to make a loan to such Participant in accordance with the following rules and such other guidelines and policies as the Administrative Committee shall establish:

                  (a) The principal amount of a loan shall not exceed the lower of paragraphs (1) and (2) below:

                           (1)      Fifty thousand dollars ($50,000), reduced by
the Participant's highest outstanding loan balance during the one (1) year period ending on the day before the day on which the current loan is made. For purposes of determining the Participant's highest outstanding loan balance, all loans made to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company shall be aggregated.

                           (2)      Fifty percent (50%) of the Participant's
vested interest in his or her Accounts, reduced by the current outstanding balance of all other loans to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company.

                  (b) The principal amount of a loan shall not be less than $1,000.

                  (c) Loans shall be subject to such requirements as may be specified by the Administrative Committee in its sole discretion; provided, however, that loans must be made available to all Participants who are currently employed by the Employer or who are parties-in-interest to the Plan on a reasonably equivalent basis.

                  (d)      Loans must be adequately secured.

                  (e) Loans must be evidenced by the borrowing Participant's promissory note for a fixed term bearing interest at a reasonable rate of interest as determined by the Administrative Committee.

                  (f) Loans must be required to be repaid within five (5) years; however, if the proceeds of the loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the Participant's principal residence, such a loan must be repaid within fifteen (15) years. Except as otherwise permitted under the applicable section of the Code and the regulations promulgated thereunder, substantially level amortization shall be required over the tenure of the loan with payments made not less frequently than quarterly.

                  (g) In the case of a Participant who is an active employee, the Participant shall also enter into an agreement to repay the loans by payroll withholding.

                  (h) Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article VI or VII shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of the distribution of his Account and less than 100% of the Participant's vested interest in his Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

                  (i) If a Participant fails to make or cause to be made any payment required under the terms of the loan by the last day of the calendar quarter following the calendar quarter in which such payment was due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrative Committee may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

                  (j) A loan shall not be made if such loan would constitute a prohibited transaction under the applicable sections of ERISA and the Code, and the regulations promulgated thereunder.

                  (k) Loans may be subject to a reasonable administrative fee, as determined by the Administrative Committee and announced from time to time.

                                   ARTICLE VI

                     IN-SERVICE WITHDRAWALS BY PARTICIPANTS

         6.1 Withdrawals of Rollover Contributions. A Participant who is employed by the Company or a Related Company and has attained age 59 1/2 or is determined by the Administrative Committee to have incurred a hardship as defined in Section 6.7 may elect in writing, subject to the limitations and conditions prescribed in Section 6.5 or Section 6.7, as appropriate, to make a cash withdrawal from his Rollover Contribution Account.

         6.2 Withdrawals of Matching and Profit Sharing Contributions. A Participant who is employed by the Company or a Related Company and has attained age 59 1/2 or, effective January 1, 2001, is determined by the Administrative Committee to have incurred a hardship as defined in Section 6.7 may elect in writing, subject to the limitations and conditions prescribed in Section 6.5 or 6.7, as appropriate, to make a cash withdrawal from his vested interest in his Matching Contribution Account and Profit Sharing Contribution Account. The maximum amount that a Participant may withdraw pursuant to this Section shall be an amount ("X") determined by the following formula:

         X = P(AB + (R x D)) - (R x D)

         For purposes of the formula:

         P = The Participant's vested interest in his Matching Contributions Account and Profit Sharing Contribution Account on the date distribution is to be made.

         AB = The balance of the Participant's Matching Contribution Account and Profit Sharing Contribution Account as of the Valuation Date immediately preceding the date distribution is to be made.

         R = The ratio of (i) the balance of the Participant's Matching Contribution Account and Profit Sharing Contribution Account as of the Valuation Date immediately preceding the date distribution is to be made (ii) the balance of the Participant's

                  Matching Contribution Account and Participating Contribution after distribution is made.

         D = The amount of all prior withdrawals from the Participant's Matching Contribution Account and Profit Sharing Contribution Account made pursuant to this Section.

         6.3 Withdrawals of Tax-Deferred Contributions. A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 or who is determined by the Administrator to have incurred a hardship as defined in Section 6.7 may elect in writing, subject to the limitations and conditions prescribed in Section 6.5 or 6.7, as appropriate, to make a cash withdrawal from his Tax-Deferred Contributions Account. The maximum amount that a Participant may withdraw pursuant to this section because of a hardship is the balance of his Tax-Deferred Contribution Account, exclusive of any earnings credited to such Account as of a date that is after December 31, 1988.

         6.4 Withdrawals of After-Tax Contributions. Effective January 1, 2000, a Participant who is employed by an Employer or a Related Company and who has attained age 59-1/2 or who is determined by the Administrator to have incurred a hardship as defined in Section 6.7, may elect in writing, subject to the limitations and conditions prescribed in Section 6.5 or 6.7, as appropriate, to make a cash withdrawal from his After-Tax Contribution Account. The maximum amount that a Participant may withdraw pursuant to this section because of a hardship is the balance of his After-Tax Contribution Account.

         6.5 Limitations on Withdrawals other than Hardship Withdrawals. Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

                  A Participant must file a written withdrawal application with the Administrative Committee such number of days prior to the date as of which it is to be effective as the Administrative Committee shall prescribe.

                  Withdrawals may be made effective as soon as reasonably practicable following the Administrative Committee's receipt of the Participant's directions.

         6.6 Order of Withdrawal From a Participant's Accounts. Distribution of a withdrawal amount shall be made from a Participant's Accounts, to the extent necessary, in the following order:

                  The balance of the Participant's After-Tax Contribution Account, if any, shall be distributed.

                  The balance of the Participant's Tax-Deferred Contribution Account (exclusive of any earnings credited to such Account as of a date that is after December 31, 1988) shall be distributed.

                  The balance of the Participant's Rollover Contribution Account, if any, shall be distributed.

                  The vested interest of the Participant's Matching Contribution Account and Profit Sharing Contribution Account (as determined under Section 6.2) shall be distributed.

         If the Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrative Committee.

         6.7 Withdrawals for Financial Hardship. Upon written consent of the Administrative Committee, a Participant may withdraw an amount credited to the Participant's Tax-Deferred Contribution Account, Rollover Contribution Account, After-Tax Contribution Account (effective January 1, 2000), Matching Contribution Account (effective January 1, 2001), or Profit Sharing Account (effective January 1, 2001), as may be required to meet urgent and heavy financial needs of the Participant, provided that the entire amount requested by the Participant is not reasonably available from other resources of the Participant.

                  (a) A financial hardship distribution will be made only for one of the following reasons:

                           (1)      Expenses incurred by or necessary to obtain
medical care for the Participant, the Participant's spouse, or any dependent of the Participant;

                           (2)      Costs directly related to the purchase
(excluding mortgage payments) of a principal residence for the Participant;

                           (3)      Payment of tuition and related educational
fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents; or

                           (4)      The need to prevent the Participant's
eviction from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

                  (b) The withdrawal must not exceed the amount necessary to satisfy the Participant's financial need and no more may be withdrawn than is required to relieve the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

                  (c) The Plan shall rely on the safe harbor requirements of Treasury Regulation Sections 1.401(k)-1(d)(2)(iv)(A) and (B) for purposes of determining that an immediate and heavy financial need exists and that a distribution is necessary to satisfy such financial need.

                  (d) The Participant must have obtained any loans and distributions which he or she may be entitled to obtain under the Plan, unless obtaining a loan would increase his or her financial hardship.

                  (e) Except as otherwise permitted by the Company for good reason and pursuant to policies which are uniformly applied to all Participants on a non-discriminatory basis, no Participant shall be permitted to make more than one hardship withdrawal in any Plan Year pursuant to this Section 6.7.

                  (f) The Participant's Tax-Deferred Contributions to the Plan and all other plans maintained by the Company shall be limited for the calendar year following the year in which a hardship withdrawal is received to the maximum amount permitted under Code section 402(g) for such calendar year reduced by the amount of the Participant's Tax-Deferred Contributions for the calendar year in which the hardship withdrawal is received.

                  (g) The Participant may not authorize Tax-Deferred Contributions or After-Tax Contributions to the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Company for twelve
(12) months after the receipt of a hardship withdrawal.

                  (h) The minimum hardship withdrawal that a Participant may make is $1,000.

                                   ARTICLE VII

                    DISTRIBUTION OF BENEFITS UPON TERMINATION

         7.1 Form of Distribution. The normal form of distribution of the balance in the Participant's Accounts shall be a single sum payment. Distribution shall be made in cash or in kind at the Participant's or his Beneficiary's election. Notwithstanding the provisions of this Section 7.1, a former Cinco Networks 401(k) Plan participant ("Cinco Participant") or his Beneficiary, if the Cinco Participant has died, shall with respect to his Plan interest, have the option to receive a distribution in installment payments over a period certain, not to extend beyond the life expectancy of the Cinco Participant or the joint life expectancy of the Cinco Participant and his Beneficiary. Notwithstanding any other provision of the Plan to the contrary, a Participant may elect to receive distribution of the fair market value of his Separate Account in the form of Employer Stock.

         7.2 Amounts Available for Distribution. The value of the Participant's Accounts shall be determined based on the Valuation Date coincident with or preceding the date on which the distribution is made.

         7.3 Distribution Payments. Distributions shall not, except as otherwise provided in this Section 7.3 and Article 6, begin before the Participant's termination of employment with the Employer. Upon a termination of employment with the Employer, the balances in the Participant's Accounts, reduced to the extent necessary to discharge any outstanding loan obligation, shall be distributed as follows:

                  (a) Timing of Distribution Payments - General Rule. A distribution of the vested balance in a Participant's Accounts shall be made as soon as practicable after the earlier of:

                           (1)      The date the Administrative Committee
receives the Participant's written distribution request, but not earlier than thirty (30) days after the notice required under

Treasury Regulation section 1.411(a)-11(c) is given unless the Participant has waived the thirty (30) day notice requirement pursuant to Section 7.3(b); or

                           (2)      The sixtieth (60th) day after the close of
the Plan Year in which the latest of the following events occur:

                                    (i)      The Participant's Normal Retirement
Date;

                                    (ii)     The tenth (10th) anniversary of
Participant's commencement of participation in the Plan; or

                                    (iii)    The Participant's termination of
employment with the Employer.

                  (b) Waiver of 30-day Notice Requirement. A terminated Participant may elect to waive the 30-day notice period and such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

                           (1)      The Administrative Committee clearly informs
the Participant that the Participant has a right to a period of at least thirty
(30) days after receiving the notice to consider the decision of whether to elect a distribution (and, if applicable, a particular distribution option), and

                           (2)      The Participant, after receiving the notice,
affirmatively elects a distribution.

                  (c) Distributions In Accordance with Code Section 401(a)(9). Notwithstanding any other Plan provision, effective for Participants who reach age 70 1/2 on or after January 1, 2000, other than 5% owners (as described in Code section 416), distributions shall begin no later than April 1 of the calendar year following the later of the calendar year in which the Participant reaches age 70 1/2 or retires. For a 5% owner (as described in Code section 416), and for Participants who attain age 70 1/2 prior to January 1, 2000, distributions shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided however, effective January 1, 1997, Participants who have not terminated employment with the Company, other than employees who are 5% or greater shareholders of the Company, may elect to defer their distribution until termination of employment. All distributions shall be made in accordance with Code section 401(a)(9) and the regulations promulgated thereunder.

                  (d) Involuntary Cashouts. Notwithstanding the provisions of Section 7.3(a) above, the Accounts of a terminated Participant shall be distributed in a single lump sum payment as soon as practicable after termination if the vested value of the Participant's Accounts at the time of any distribution has never exceeded $3,500 ($5,000 as of January 1, 1998), or with respect to distributions on or after March 22, 1999, if the value of the Participant's vested Accounts at the time of distribution does not exceed $5,000.

                  (e) Distributions Impossible. If the amount of a required distribution cannot be ascertained by the date the distribution is to be made or if it is not possible to make such distribution because the Employer has been unable to locate the Participant after making reasonable efforts to do so, a distribution retroactive to the required commencement date may be made no later than sixty (60) days after the earliest date on which the amount of such distribution can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable.

         7.4 Death Benefits. Upon the death of a Participant, his or her Beneficiary shall be entitled to receive a death benefit determined as follows:

                  (a) The death benefit shall be an amount equal to the balances in the Participant's Accounts, reduced to the extent necessary to discharge any outstanding loan obligation, at the time of the Participant's death. The death benefit shall be paid in a single sum payment.

                  (b) Payment of the death benefit shall be made or commence, as appropriate, to the Participant's Beneficiary as soon as administratively feasible following the date the Plan Administrator receives notice of the Participant's death, but in no event later than five (5) years following notice, in a form acceptable to the Administrative Committee, of the Participant's death.

         7.5 Investment of Deferred Distributions. When the distribution to a terminated Participant is deferred because such terminated Participant has not submitted a written request for distribution, as required by Section 7.3(a), then such inactive Participant shall have all the rights of a Participant who is currently employed with respect to the investment of his or her Accounts.

         7.6      Forfeitures.

                  (a) Occurrence of Forfeitures. The portion of a Participant's Separate Account that is not vested upon the occurrence of his Termination of Employment shall be disposed of as follows:

                           (i)      If the Participant has no vested interest in
his Separate Account upon the occurrence of his Termination of Employment or the aggregate value as of the date of distribution does not exceed $3,500 ($5,000 as of January 1, 1998) resulting in the Participant's receipt of a single sum payment of his vested interest in his Separate Account, the non-vested balance remaining in the Participant's Matching Contribution Account and Profit Sharing Contribution Account will be forfeited and his Separate Account closed as of (i) the Participant's Termination of Employment, if the Participant has no vested interest in his Separate Account, or (ii) the date the single sum payment occurs.

                           (ii)     If the aggregate value of the Participant's
vested interest in his Separate Account exceeds $3,500 ($5,000 as of January 1, 1998) and the Participant is eligible for and consents in writing to payment of his vested interest in his Separate Account, the non-vested balance remaining in the Participant's Matching Contribution Account and Profit Sharing Contribution Account will be forfeited and his Separate Account closed as of the date the payment occurs, provided that such distribution occurs prior to the end of the second Plan Year beginning on or after the Participant's Termination of Employment.

                           (iii)    neither paragraph (1) nor paragraph (2) is
applicable, the non-vested portion of the Participant's Matching Contribution Account and Profit Sharing Contribution Account will continue to be held in such accounts and will not be forfeited until the end of the five-year period beginning on his Termination of Employment.

                  Whenever the non-vested portion of a Participant's Matching Contribution Account and Profit Sharing Contribution Account is forfeited under the provisions of the Plan with respect to a Plan Year, the amount of such forfeiture, as of the last day of the Plan Year, shall be applied against the employer contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's employer contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer's employer contribution obligations for the following Plan Year.

                  (b) Recrediting of Forfeited Amounts. A former Participant who forfeited the non-vested portion of his Matching Contribution Account and Profit Sharing Contribution Account in accordance with the provisions of Section 7.6(a) and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Separate Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

                                    (i)      he returns to employment with an
Employer or a Related Company before the end of the five-year period beginning on the later of his Termination of Employment or the date he received distribution of his vested interest in his Separate Account;

                                    (ii)     he resumes employment covered under
the Plan before the end of the five-year period beginning on the date he is reemployed; and

                                    (iii)    if he received distribution of his
vested interest in his Separate Account, he repays to the Plan the full amount of such distribution before the end of the five-year period beginning on the date he is reemployed.

                  Funds needed in any Plan Year to recredit the Separate Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional employer contribution, and shall finally be provided by his Employer by way of a separate employer contribution.

         7.7 Direct Transfer of Eligible Rollover Distributions. Notwithstanding any other provision of the Plan to the contrary, a Distributee may request that the Company direct the Trustee to pay any portion of an Eligible Rollover Distribution directly to the Eligible Retirement Plan designated by the Distributee. Such direct payment shall be made in accordance with the distribution timing rules set forth in Section 7.3, as appropriate. The amount of such direct payment may not exceed the portion of the distribution which would be included in the Distributee's gross income for income tax purposes if it were not directly paid or otherwise transferred in a timely manner to an Eligible Retirement Plan. For the purposes of this direct transfer provision, the following definitions shall apply:

                  (a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective for distributions after December 31, 1999, a hardship distribution described in Code section 401(k)(2)(B)(i)(IV) in the amount described in Treasury Regulation section 1.401(k)-1(d)(2)(ii).

                  (b) Eligible Retirement Plan. An Eligible Retirement Plan shall include the following: (i) an individual retirement account described in Code section 408(a), (ii) an individual retirement annuity described in Code section 408(b), (iii) an annuity plan described in Code section 403(a), and (iv) a qualified plan trust described in Code section 401(a), provided that such plan accepts rollover distributions. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

                  (c) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover. A Direct Rollover is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

         7.8 No Liability. Any payment to a Participant, or to his or her legal representative or Beneficiary, or direct transfer to an Eligible Retirement Plan in accordance with the provisions of the Plan, shall be, to the extent of such payment, in full satisfaction of all claims to Plan benefits against the Trustee, the Company and the Employer. The Administrative Committee does not guarantee the Trust, the Participants, or their legal representatives or Beneficiaries against loss of or depreciation in value of any right or benefit payable under the terms of the Plan. All of the benefits payable under the Plan shall be paid or provided for solely from the Trust; the Employer assumes no liability or responsibility for payments of Plan benefits.

         7.9 Mandatory Withholding. All distributions except direct transfers of Eligible Rollover Distributions pursuant to Section 7.7 shall be subject to mandatory federal income tax withholding pursuant to Code section 3405 and the regulations thereunder.

                                  ARTICLE VIII

                                  BENEFICIARIES

         8.1 Beneficiary Designation. Subject to the provisions of this Section and Section 8.3, each Participant shall have the right to designate, in the form required by the Administrative Committee, a Beneficiary or Beneficiaries to receive the benefits provided under the Plan in the event of his or her death. Each Participant shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries. If a married Participant designates or has previously designated a Beneficiary or Beneficiaries other than the Participant's spouse to receive any portion of the benefits provided under this Plan, such designation shall be invalid unless and until (a) the Participant's spouse consents in writing to such designation, (b) such consent acknowledges the effect of the beneficiary designation, and (c) such consent is witnessed by a Notary Public or a Plan representative. Once such consent is given, it may not be revoked and the Participant may not change his or her beneficiary designation (except to name the Participant's spouse as the sole Beneficiary) without a new consent by the Participant's spouse, which new consent must also meet the above requirements.

         8.2 Absence of Valid Designation. If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Administrative Committee, the Company shall designate as the Beneficiary, in order of priority:

                  (a)      The surviving spouse; or

                  (b)      The Participant's estate.

         8.3 Surviving Spouse Beneficiary. Notwithstanding any other provision in the Plan, if a Participant or former Participant dies leaving a surviving spouse, and if such spouse had been married to the Participant on the date of the Participant's death, such surviving spouse shall be the Beneficiary for all purposes under the Plan unless the Participant previously designated another or an additional Beneficiary, and such surviving spouse consented to this designation in accordance with the provisions of Section 8.1.

                                   ARTICLE IX

                       QUALIFIED DOMESTIC RELATIONS ORDERS

         9.1      Qualified Domestic Relations Orders. In accordance with Code section 414(p), ERISA section 206(d)(3), and any regulations promulgated thereunder, the Administrative Committee shall establish reasonable written procedures to determine the qualified status of domestic relations orders received with respect to Participants and to administer distributions to alternate payees under such qualified domestic relations orders.

         9.2      Payments Pursuant to a Qualified Domestic Relations Order.

                  (a) Notwithstanding any provision in the Plan to the contrary, and in accordance with reasonable procedures applied in a uniform and nondiscriminatory manner, the Administrative Committee shall direct the Trustee to make a payment as soon as administratively feasible to an alternate payee pursuant to the terms of a qualified domestic relations order received with respect to a Participant, regardless of whether such Participant has terminated employment with the Employer; provided, however, that if the amount of such payment exceeds $3,500 ($5,000 effective January 1, 1998), the payment shall not be made without the written consent of the alternate payee.

                  (b) Any payment to an alternate payee, or to his or her legal representative or beneficiary, pursuant to the terms of a qualified domestic relations order shall be in full satisfaction of all claims under such order against the Employer, the Company, and the Trustee, as the case may be, any of whom may require such alternate payee, or his or her legal representative or beneficiary, to execute a receipt therefor in such form as shall be determined by the Employer or the Trustee, as the case may be.

                                    ARTICLE X

                                CLAIMS PROCEDURE

         10.1 General Procedure. A Participant or Beneficiary entitled to benefits under the Plan need not file a request to receive such benefits. However, if the Participant or Beneficiary believes that his or her benefits have been incorrectly determined, he or she may make a written application for review of the determination previously made by the Administrative Committee.

         All such applications for review shall be submitted to the Administrative Committee at the offices of the Company currently located at 3965 Freedom Circle, Santa Clara, California 95054 (Attn: 401(k) Administrative Committee) in writing in the form prescribed by the Administrative Committee and must be signed by the Participant, the Beneficiary or legal representative of the Participant. Each application shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Administrative Committee, which period may be extended up to an additional ninety (90) days upon written notice by the Administrative Committee to the applicant. In the event any application for benefits is denied, in whole or in part, the Administrative Committee shall notify the applicant in writing of such denial and of the applicant's right to a review by the Administrative Committee. Said denial shall set forth in a manner calculated to be understood by the applicant specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his or her application, an explanation of why such material or information is necessary and an explanation of the Plan's review procedure.

         Any person, or such person's duly authorized representative, whose application for benefits is denied in whole or in part may appeal from such denial to the Administrative Committee for a review of the decision by submitting to the Administrative Committee within sixty (60) days after receiving written notice from the Administrative Committee of the denial of the claim a written statement:

                  (a) Requesting a review of his or her application for benefits by the Administrative Committee;

                  (b) Setting forth all of the grounds upon which his or her request for review is based and any facts in support thereof; and

                  (c) Setting forth any issues or comments which the applicant deems pertinent to this application.

         10.2     Procedure of Administrative Committee to Review Appeals.

                  (a) The Administrative Committee shall make a full and fair review of each such application and any written materials submitted by the applicant in connection therewith and may require the applicant to submit such additional facts, documents or other evidence as the Administrative Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Administrative Committee shall make a determination of the applicant's eligibility for benefits under the Plan. The decision of the Administrative Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record. Such a decision on review shall ordinarily be made within sixty (60) days after the Administrative Committee's receipt of an applicant's request for review, unless the Administrative Committee requires further time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of an applicant's request for review.

                  (b) In the event the Administrative Committee denies an application in whole or in part, the Administrative Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and the specific references to the pertinent Plan provisions on which the Administrative Committee's decision was based.

         10.3 Exhaustion of the Claims Procedure. No individual shall be entitled to bring a legal action to enforce the terms of this Plan unless such individual has first exhausted the claims procedure set forth in this Article 10.

                                   ARTICLE XI

                         DESIGNATION OF NAMED FIDUCIARY

         11.1 Administrative Committee. The Administrative Committee is the named fiduciary and administrator of the Plan as provided for by ERISA and shall have the power and authority to manage and control the operation and administration of the Plan. The Administrative Committee is also the named fiduciary for investments and shall have the power and authority to manage the Plan assets in accordance with ERISA.

         11.2 Composition of Administrative Committee. Effective May 1, 2000, the Administrative Committee shall be comprised of the individuals who may from time to time hold the following positions with the Company (or comparable positions in the event that the Company renames such positions): Chief Financial Officer, Senior Vice President Corporate Controller, Vice President of Human Resources, Director, Compensation and Benefits, and Benefits Analyst (formerly known as 401(k) Analyst). The appointment of any person to such position shall automatically constitute the appointment of such person to the Administrative

Committee and the resignation, termination or transfer of any person from such position shall constitute the automatic resignation of such person from the Administrative Committee. In the event of a vacancy on the Administrative Committee due to a vacancy in one or more of the above positions listed above, the members of the Administrative Committee or the Board may appoint an interim member to fill such vacancy, such individual to serve until a person is named to the designated position, at which time the interim member shall be deemed to have resigned and the person appointed to the designated position shall become an Administrative Committee member.

         11.3 Administrative Powers. The Administrative Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have the power and authority to:

                  (a) Construe the Plan and to determine all questions that shall arise as to interpretations of the Plan's provisions, including determination of eligibility of Employees, amounts of credits, allocation of assets, method of payment, whether distributions from the Trust shall be made in cash or in kind and the assets to be distributed, and participation and benefits under the terms of the Plan;

                  (b) Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner for enrollment in the Plan and to changes by Participants on their contributions and investment options;

                  (c) Establish the rules and procedures by which the Plan will operate;

                  (d) Establish a Plan loan policy pursuant to Article 5 and rules and procedures for the administration of such Plan loan policy that are consistent with the Plan and all applicable laws and regulations;

                  (e) Establish procedures in accordance with Code section 414(p) to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

                  (f) Construe and interpret the Plan and Trust Agreement and adopt rules for Plan administration that are consistent with the terms of the Plan documents and with ERISA and the Code and regulations thereunder;

                  (g) Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

                  (h) Adopt amendments to the Plan document and/or the Trust Agreement that are (i) requested by the Internal Revenue Service to ensure that the Plan is qualified under Code Section 401(a); (ii) necessary to ensure that the Plan complies with subsequent changes in any law applicable to the Plan; and (iii) such other amendments which shall, in the Administrative Committee's discretion, be appropriate or desirable, except such amendments that shall obligate the Company to make additional or greater contributions to the Plan or revise the vesting schedule for Matching Contributions and Profit Sharing Contributions set forth in Section 3.5;

                  (i) Employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Administrative Committee under the Plan as the Administrative Committee determines to be necessary and appropriate, including but not limited to actuaries, attorneys, accountants, and benefit, financial and administrative consultants.

         11.4 Investment Powers and Responsibilities. In the exercise of its power and responsibilities as the named fiduciary for investments, the Administrative Committee shall have the power, authority and responsibility to:

                  (a) Establish an investment policy and select, review and retain or change the investment funds offered under the Plan in accordance with its established investment policy;

                  (b) Review the performance of the Trustee with respect to the Trustee's duties, responsibilities and obligations under the Plan and Trust Agreement;

                  (c) Direct the investment of the assets of the Trust in accordance with each Participant's investment directions;

                  (d) Communicate Participants' investment directions to the Trustee in a timely manner;

                  (e) Appoint (or remove) Investment Managers, as defined in Section 1.1(s);

                  (f) Offer one or more investment funds that are invested in whole or in part in equity securities issued by an Employer or Related Company that are publicly traded and are "qualifying employer securities" as defined in ERISA section 407(d)(5).

                  (g) Take such other action as may be necessary or appropriate to the management and investment of the Plan assets.

         11.5 Fiduciary Responsibility. The Plan is intended to constitute a plan described in ERISA Section 404(c). To the extent that a Participant exercises control over the assets in his Separate Account, as determined under regulations prescribed by the Secretary of Labor, neither the Company, any Related Company, any Participating Company, the Administrative Committee, the Trustee nor any other fiduciary or designee shall be liable for any loss, or by reason of any breach, which results from such Participant's exercise of control and investment direction. Neither the Company, any Affiliated Company, any Participating Company, the Administrative Committee, the Trustee nor any other fiduciary or designee who complies with the standards set forth in Article XI hereof shall be liable for any loss which results from investment performance under any of the investment funds including, but not limited to, depreciation in the value of stock or other property held under any of the investment funds. The Trustee and the Administrative Committee or their designees shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

         11.6 Decisions of the Administrative Committee. Decisions of the Administrative Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries; but the Company shall at all times, in giving effect to its decisions, act without discrimination in favor of or against any Participant, legal representative or Beneficiary.

         11.7 Exclusive Benefit. The Administrative Committee shall perform its duties under the Plan solely in the interest of the Participants and their Beneficiaries. Any discretion granted to the Administrative Committee shall be exercised only in accordance with rules and policies established by the Administrative Committee that are applicable on a nondiscriminatory basis.

         11.8 Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         11.9 Indemnification. The Employer shall indemnify and hold harmless the members of the Board, the Administrative Committee and any other Employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. The Employer shall have the obligation to conduct the defense of such persons in any proceeding to which this Section 11.9 applies. If any Board member, Administrative Committee member or any Employee covered by this indemnification clause of this Section 11.9 determines that the defense of the Employer is inadequate, that member shall be entitled to retain separate legal counsel for his or her defense and the Employer shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts. The Employer may satisfy its obligation under this
Section 11.9 in whole or in part, through the purchase of a policy or policies of insurance, but no insurer shall have any rights against the Company arising out of this Section 11.9.

         11.10 Expenses. The expenses associated with the operation of the Plan and Trust shall be paid by the Employer or, in the sole discretion of the Administrative Committee, charged to the Plan and paid from the Plan's assets provided that such payments by the Plan are not prohibited by ERISA or the regulations thereunder.

                                  ARTICLE XII

                             LIMITS ON CONTRIBUTIONS

         12.1     Section 415 Limits on Contribution Allocations.

                  (a) Notwithstanding anything in the Plan to the contrary, in accordance with the requirements of Code section 415, no contribution to the Plan shall knowingly be made and no amount shall be allocated to a Tax-Deferred Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account and After-Tax Contribution Account if such contribution or allocation would cause the Annual Addition to the Participant's Accounts for a limitation year to exceed the lesser of: (i) twenty five percent (25%) of the Participant's Compensation from the Employer for such Plan Year, or (ii) thirty-thousand dollars ($30,000). For purposes of this Section 12.1(a), the following definitions and rules shall apply:

                           (1)      "Annual Addition" shall mean for any Plan
Year the sum of the Tax-Deferred Contributions, Matching Contributions, Profit Sharing Contributions and After-Tax Contributions allocated to a Participant's Accounts. Additionally, "Annual Addition" shall include amounts allocated to an individual medical account, as defined in Code section 415(l)(2), that is part of a defined benefit plan maintained by the Company and amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Company.

                           (2)      If the Employer is contributing to another
defined contribution plan, as defined in Code section 414(i), for Employees of the Employer, some or all of whom may be Participants of the Plan, then any such Participant's Annual Addition in such other plan shall be aggregated with such Participant's Annual Addition derived from the Plan for purposes of the limitation in this Section 12.1(a).

                           (3)      "Compensation" shall have the meaning set
forth in Section 12.7(a).

                  (b) For Plan Years beginning before January 1, 2000, if a Participant in the Plan is also a participant in a defined benefit plan, as defined in Code section 414(j), to which contributions are made by the Employer, then in addition to the limitation contained in Section 12.1(a), for any Plan Year the sum of such Participant's defined benefit plan fraction (as defined by Code section 415(e)(2)) for all such plans and his or her defined contribution plan fraction (as defined by Code section 415(e)(3)) for all such plans for such Plan Year shall not exceed 1.0. In any Plan Year in which the Plan is a Top Heavy or Super Top Heavy Plan, the above limitation on Annual Additions shall be calculated by substituting the fraction "1.0" for the fraction "1.25" wherever it is used to determine the Participant's defined benefit fraction (as defined by Code section 415(e)(2)) and the defined contribution plan fraction (as defined by Code section 415(e)(3)).

                  (c) Effective for Plan Years beginning on or after January 1, 2000, in order to implement the limitations set forth in Sections 12.1(a) and 12.1(b), the aggregate of the Annual Additions to the Plan and the Annual Additions to any other defined contribution plan shall be limited or reduced until the applicable limitation is satisfied, (to the extent permitted by regulations promulgated by the Secretary of Treasury) in the following order: in the following order of priority:

                           (1)      Return of any After-Tax Contributions to the
Participant (plus attributable earnings) to the extent that they would reduce the excess amount;

                           (2)      If after application of paragraph (c)(1) an
excess amount still exists, return of any Tax-Deferred Contributions (plus attributable earnings) to the Participant to the extent that they would reduce the excess amount;

                           (3)      If after the application of paragraph (c)(2)
an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                           (4)      If after the application of paragraph (c)(2)
an excess amount still exists, and the Participant is not covered by the plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                  The suspense account shall be unadjusted for income or loss and shall be allocated as of each date on which an allocation of contributions may be made in accordance with the provisions of Sections 3.2 and 3.3, above, until the suspense account is exhausted. No further employer contributions may be made under the Plan on behalf of the Participant until the suspense account is exhausted. Upon termination of the Plan, any amount credited to the suspense account remaining unallocated shall be repaid to the Employer, notwithstanding any other provision of the Plan to the contrary.

         12.2 Annual Limitation on Tax-Deferred Contributions. Notwithstanding any other provision of the Plan, no Participant shall be permitted to have Tax-Deferred Contributions made to the Plan on his or her behalf during any calendar year in excess of the dollar limit specified in Code section 402(g) ($10,000 in 1998) less any amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b) maintained by the Company or any other employer of the Participant. This dollar limitation shall be adjusted automatically for each Plan Year by the cost of living adjustment prescribed by the Secretary of the Treasury under Code section 415(d), as applied in such manner as the Secretary shall provide.

                  (a) Excess Deferrals. For purposes of this Section 12.2, a Participant's "Excess Deferrals" shall mean the amount of Tax-Deferred Contributions for a calendar year which are in excess of the limit set forth above in this Section 12.2 (as applied to all tax deferred elective contributions under the Plan and other plans specified by law) and which the Participant allocates to the Plan as part of the Participant's election.

                  (b) Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, Excess Deferrals and income allocable thereto for a given calendar year may be distributed no later than April 15 of the following calendar year to Participants who claim such Excess Deferrals by making a timely election in the form required by the Administrative Committee. Such election must be made no later than March 1 immediately following the close of the calendar year in which the Excess Deferrals were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

                  (c) Adjustment of Excess Deferrals for Income or Losses. A Participant's Excess Deferrals shall be adjusted for income or loss for the calendar year in which the Excess Deferrals occurred, which shall be determined by multiplying the total amount of income or loss allocable to the Tax-Deferred Contribution Account for the applicable calendar year by a fraction, the numerator of which shall be the Participant's Excess Deferrals and the denominator of which shall be the balance in the Tax-Deferred Contribution Account on the last day of the applicable calendar year (excluding any income or loss allocable to such Account for the calendar year in which the Excess Deferrals occurred). If the distribution of Excess Deferrals to a Participant is made after the calendar year in which the Excess Deferrals occur, then the Participant's Excess Deferrals shall also be adjusted for income or loss for the period between the end of the applicable calendar year and the time of the distribution by any method permitted under regulations promulgated by the Secretary of the Treasury, provided that the method selected shall be applied in a uniform and nondiscriminatory basis for all Participants with Excess Deferrals.

                  (d) Correction of Erroneous Excess Deferrals. In the event a Participant erroneously makes Excess Deferrals to the Plan during a calendar year, the Plan may make a corrective distribution of such Excess Deferrals during the same calendar year provided that the individual designates the distribution as an Excess Deferral, the corrective distribution is made after the date on which the Plan received the Excess Deferral and the Plan designates the distribution as a distribution of Excess Deferrals.

         12.3     Actual Deferral Percentage Limitation.

                  (a) Actual Deferral Percentage Test. In order that the Plan comply with the requirements of Code section 401(k), the Tax-Deferred Contributions made for each Plan Year must satisfy one of the following tests:

                           (1)      The Actual Deferral Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage determined under the testing method specified in Section 12.3(c)(2) below, for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                           (2)      The Actual Deferral Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage in Section 12.3(c)(2) for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative test with respect to any Highly Compensated Employee.

                  (b) Definitions. For purposes of this Section 12.3, the following definitions shall apply:

                           (1)      "Actual Deferral Percentage" shall mean the
average (expressed as a percentage rounded to the nearest one hundredth of one percent) of the Deferral Percentages of the Participants in a group.

                           (2)      "Deferral Percentage" shall mean the ratio
(expressed as a percentage rounded to the nearest one hundredth of one percent) that a Participant's Tax-Deferred Contributions made during a Plan Year bears to the Participant's Compensation for such Plan Year. In the case of a Participant who makes no Tax-Deferred Contributions during the Plan Year, such Participant's Deferral Percentage shall be zero (0).

                           (3)      "Compensation," for purposes of this Section
12.3, shall have the meaning set forth in Section 12.7(a).

                           (4)      "Participant" shall include any Eligible
Employee who would be eligible to make Tax-Deferred Contributions" to the Plan, but for (i) an election or requirement to suspend Tax-Deferred Contributions,
(ii) an election not to make Tax-Deferred Contributions or (iii) an inability to receive additional Annual Additions because of the limits imposed by Code section 415(c)(1) or for limitation years commencing before January 1, 2000, Code section 415(e).

                  (c) Special Rules. For purposes of this Section 12.3, the following special rules shall apply:

                           (1)      Effective for Plan Years beginning or after
January 1, 1999, at the discretion of Administrative Committee, and in accordance with Code section 401(k)(3)(F), all Non-Highly Compensated Employees who have not met the minimum age and service requirements of Code section 401(a)(1)(A) may be excluded from the Actual Deferral Percentage tests set forth in this Section 12.3.

                           (2)      For purposes of the Actual Deferral
Percentage test in Section 12.3(a) above, the Plan shall use the current year testing method.

                           (3)      The Deferral Percentage for any Participant
who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferral contributions allocated to his or her account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made under a single arrangement.

                           (4)      As provided in regulations promulgated by
the Secretary of the Treasury, the Administrative Committee may, in its sole discretion, elect to take into account matching contributions and qualified non-elective contributions, as defined in Code section 401(m), made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Deferral Percentage, provided that such contributions are nonforfeitable when made and distributable only in accordance with Code sections 401(k)(2)(B) and 401(k)(10).

                           (5)      The Administrative Committee shall maintain
such records as are necessary to demonstrate compliance with the requirements of this Section 12.3, including the extent to which Matching Contributions and qualified non-elective contributions are taken into account for purposes of determining a Participant's Deferral Percentage.

                           (6)      The determination and treatment of the
Tax-Deferred Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (7)      For purposes of determining whether this
Plan satisfies the Actual Deferral Percentage test set forth in Section 12.3(a), all elective contributions made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as though made under a single plan. Additionally, if two or more plans are permissively aggregated for purposes of Actual Deferral Percentage test, the aggregated plans must also satisfy the requirements in Code sections 401(a)(4) and 410(b) as though they were a single plan.

                  (d) Definition of Excess Contributions. For purposes of this Section 12.3, "Excess Contributions" shall mean the excess of:

                           (1)      The aggregate amount of Tax-Deferred
Contributions contributed on behalf of Highly Compensated Employees who were Participants during a Plan Year, over

                           (2)      The maximum amount of Tax-Deferred
Contributions permitted under Section 12.3(a) for such Plan Year.

                  (e) Avoidance of Excess Contributions. In order that the Plan shall comply with the requirements of Code section 401(k) and the regulations thereunder, at any time in a Plan Year the Administrative Committee (in its sole discretion) may reduce for the remainder of that Plan Year the rate of Tax-Deferred Contributions authorized by any Participant who is a Highly Compensated Employee, or the Administrative Committee may require that any Highly Compensated Employee who is a Participant discontinue all Tax-Deferred Contributions for the remainder of that Plan Year. Such a reduction or discontinuance may be applied selectively to individual Participants who are Highly Compensated Employees or to a particular class of Participants who are Highly Compensated Employees, as the Administrative Committee may determine. Upon the close of the Plan Year, or on such earlier date as the Administrative Committee may determine, this Section 12.3(e) shall automatically cease to apply until the Administrative Committee again determines that a reduction or discontinuance of Tax-Deferred Contributions is required for any Participant who is a Highly Compensated Employee.

                  (f)      Correction of Excess Contributions.

                           (1)      Methods of Correction. Notwithstanding any
other provision of the Plan except Section 12.1, in the event neither of the special tests described in Section 12.3(a) can be satisfied, then the Excess Contributions of certain Highly Compensated Employees for a Plan Year shall first be offset by any Excess Deferrals previously distributed pursuant to
Section 12.2 for the Participant's taxable year ending in the Plan Year. Any remaining Excess Contribution shall be corrected by the use of one or more of the following methods, as determined by the Administrator:

                                    (i)      By distribution of such Excess
Contributions and allocable income to any Participants with Excess Contributions for such Plan Year. Distribution must be made, if administratively feasible, within the first 2-1/2 months of the Plan Year following the Plan Year for which the Excess Contributions were made; provided, however, that in no event shall distribution occur later than the end of the Plan Year following the Plan Year for which the Excess Contributions were made. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Contributions and allocable income.

                                    (ii)     By contribution by the Employer of
Matching Contributions or qualified non-elective contributions, as described in Code sections 401(k) and 401(m), which may be taken into account for purposes of determining a Participant's Deferral Percentage, as provided in regulations promulgated by the Secretary of the Treasury. If such method is used to correct Excess Contributions under this Section 12.3, it cannot also be used to correct Excess Aggregate Contributions pursuant to Section 12.4. In no event shall the Administrative Committee apply this method to correct Excess Contributions for a Plan Year without the prior approval of the Company. Notwithstanding any other provision of the Plan, the Matching Contributions or qualified non-elective contributions made under this paragraph may be allocated selectively to individual Participants or to a particular class of Participants, as the Administrative Committee may determine in its sole discretion. Contributions to be made under this paragraph shall be contributed by the Employer as soon as administratively feasible, but in no event later than the end of the Plan Year following the Plan Year for which the Excess Contributions were made.

                                    (iii)    By any other method permitted under
regulations promulgated by the Secretary of the Treasury.

                           (2)      Correction by Distribution of Excess
Contributions. Correction of the Excess Contributions of Participants who are Highly Compensated Employees through the distribution by Excess Contributions (and allocable income) as described in Section 12.3(f)(1)(i) must be accomplished on an Employee-by-Employee basis. The Excess Contributions shall be distributed as follows:

                                    Step 1:  Calculate the individual dollar
amount of Excess Contributions for each affected Highly Compensated Employee in a manner described in Code section 401(k)(8)(B) and the regulations promulgated thereunder;

                                    Step 2:  Determine the aggregate of the
individual dollar amounts calculated in Step 1 (the total Excess Contributions) and distribute this amount in accordance with Steps 3 and 4 below;

                                    Step 3:  The Tax-Deferred Contributions of
the Highly Compensated Employee with the highest individual dollar amount of Tax-Deferred Contributions is reduced by the amount required to cause that Highly Compensated Employee's Tax-Deferred Contributions to equal the dollar amount of the Tax-Deferred Contributions of the Highly Compensated Employee with the next highest individual dollar amount of Tax-Deferred Contributions. This reduction amount is then distributed to the Highly Compensated Employee with the highest individual dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount is distributed.

                                    Step 4:  If the total amount distributed is
less than the total Excess Contributions, Step 3 is repeated.

                  If distributions of the Excess Contributions are made in accordance with this Section 12.3(f)(2), the Plan shall be treated as meeting the Actual Deferral Percentage Test of Code section 401(k)(3) regardless of whether the Actual Deferral Percentage Test, if recalculated after distributions of the Excess Contributions, would satisfy Code section 401(k)(3).

                           (3)      Income Allocable to Excess Contributions.
The income allocable to Excess Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year for which the Excess Contributions were made, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution or forfeiture, as determined as follows:

                                    (i)      The income allocable to a
Participant's Excess Contributions for a Plan Year shall be determined by multiplying the total income for the Plan Year allocable to the Participant's Tax-Deferred Contributions (including amounts treated as Tax-Deferred Contributions) by a fraction, the numerator of which shall be the Participant's Excess Contributions, and the denominator of which shall be the total balance of the Participant's Account(s) attributable to Tax-Deferred Contributions (including amounts treated as Tax-Deferred Contributions) as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year.

                                    (ii)     The allocable income shall include
income for the period between the end of the Plan Year for which the Excess Contributions were made, and the date on which the corrective distribution occurs. For purposes of calculating the allocable income for this period, the Administrative Committee, in its sole discretion, shall select one of the two following methods, provided that the method selected shall be applied on a uniform and nondiscriminatory basis for all Participants with Excess
Contributions:

                                             a.       The "fractional method,"
under which the income for the period between the end of the Plan Year and the last day of the month preceding the distribution shall be multiplied by a fraction determined under the method described in paragraph (i) above, or

                                             b.       The "10% method," under
which ten percent (10%) of the allocable income determined pursuant to paragraph
(i) above, shall be multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the distribution date. For purposes of determining the number of calendar months under the 10% method, a distribution that occurs on or before the fifteenth day of a month shall be treated as having occurred on the last day of the preceding month, and a distribution occurring after the fifteenth day of a month shall be treated as having occurred on the first day of the following month.

                           (4)      Notwithstanding any other provision in the
Plan, the determination and treatment of Excess Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (5)      If Excess Contributions and allocable income
for a Plan Year are not corrected by distribution before the close of the first 2-1/2 months of the following Plan Year, the Employer shall be subject to a 10% excise tax on the amount of such Excess Contributions, pursuant to Code section 4979. Such excise tax shall be due at the same time as the Employer's income tax for its taxable year with or within which the Plan Year ends.

                           (6)      Notwithstanding any other provision in the
Plan, Matching Contributions and qualified non-elective contributions which are properly taken into account pursuant to Section 12.3(c)(4) may permit the Plan to avoid Excess Contributions for a Plan Year even if such Matching Contributions and qualified non-elective contributions are made after the close of the first 2-1/2 months of the following Plan Year.

         12.4     Limits on Matching Contributions and After-Tax Contributions.

                  (a) Actual Contribution Percentage Test. To ensure that the Plan complies with the requirements of Code section 401(m), the total of Matching Contributions and After-Tax Contributions made for each Plan Year must satisfy one of the following tests:

                           (1)      The Actual Contribution Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage determined under the testing method specified in Section 12.4(c)(2) below for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                           (2)      The Actual Contribution Percentage for
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two (2), provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate test with respect to any Highly Compensated Employee.

                  (b) Definitions. For purposes of this Section 12.4, the following definitions shall apply:

                           (1)      "Actual Contribution Percentage" shall mean
the average (expressed as a percentage rounded to the nearest one hundredth of one percent) of the Contribution Percentages of the Participants in a group.

                           (2)      "Contribution Percentage" shall mean the
ratio (expressed as a percentage rounded to the nearest one hundredth of one percent) that the Matching Contributions and After-Tax Contributions made on behalf of or by a Participant during the Plan Year bear to the Participant's Compensation for such Plan Year.

                           (3)      "Compensation" for purposes of this Section
12.4, shall have the meaning set forth in Section 12.7(a).

                  (c) Special Rules. For purposes of this Section 12.4, the following special rules shall apply:

                           (1)      Effective for Plan Years beginning or after
January 1, 1999, at the discretion of Administrative Committee, and in accordance with Code section 401(m)(5)(C), all Non-Highly Compensated Employees who have not met the minimum age and service requirements of Code section 401(a)(1)(A) may be excluded from the Actual Contribution Percentage tests set forth in this Section 12.4.

                           (2)      For purposes of the Actual Contribution
Percentage test in Section 12.4(a), above, the Plan shall use the current year testing method.

                           (3)      The Contribution Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions or After-Tax Contributions allocated to his account under two or more plans described in Code section 401(a) or arrangements described in Code section 401(k) that are maintained by the Company or a Related Company shall be determined as if all such contributions were made under a single plan or arrangement. The previous sentence shall only apply if such plans or arrangements have the same plan years.

                           (4)      As provided in the regulations promulgated
by the Secretary of the Treasury, the Administrative Committee may, in its sole discretion, elect to take into account elective deferrals and qualified non-elective contributions, as defined in Code section 401(m), made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Contribution Percentage only if such contributions meet the requirements set forth in Treasury Regulation section 1.401(m)-1(b)(5).

                           (5)      The Administrative Committee shall maintain
such records as are necessary to demonstrate compliance with the requirements of
Section 12.4(a), including the extent to which elective deferrals and qualified non-elective contributions are taken into account for purposes of determining a Participant's Contribution Percentage.

                           (6)      The determination and treatment of the
Matching Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (7)      For purposes of determining whether this
Plan satisfies the Actual Contribution Percentage test set forth in Section 12.4(a), all after-tax and matching contributions made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as though made under a single plan. Additionally, if two or more plans are permissively aggregated for purposes of the Actual Contribution Percentage test, the aggregated plans must also satisfy the requirements in Code sections 401(a)(4) and 410(b) as though they were a single plan.

                  (d) Definition of Excess Aggregate Contributions. For purposes of this Article 12.4, "Excess Aggregate Contributions" shall mean the excess of:

                           (1)      The aggregate amount of the Matching
Contributions and After-Tax Contributions made on behalf of Participants who are Highly Compensated Employees during a Plan Year, over

                           (2)      The maximum amount of the Matching
Contributions and After-Tax Contributions permitted under Section 12.4(a) for such Plan Year.

                  (e)      Correction of Excess Aggregate Contributions.

                           (1)      Methods of Correction. Notwithstanding any
other provision of the Plan, in the event neither of the special tests described in Section 12.4(a) can be satisfied, then the Excess Aggregate Contributions of certain Highly Compensated Employees for a Plan Year shall be corrected by use of one or more of the following methods, as determined by the Administrative
Committee:

                                    (i)      By distribution or forfeiture of
such Excess Aggregate Contributions and allocable income to any Participant with Excess Aggregate Contributions for such Plan Year. After-Tax Contributions shall be distributed first; to the extent that such Excess Aggregate Contributions and allocable income exceeds a Participant's After-Tax Contributions, Matching Contributions and allocable income shall be forfeited (to the extent unvested) or distributed (to the event vested). Distribution must be made, if administratively feasible, within the first 2-1/2 months of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made; provided, however, that in no event shall distribution occur later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Aggregate Contributions and allocable income. Such distributions shall be in compliance with Code section 401(a)(4).

                                    (ii)     By an Employer contribution of
qualified non-elective contributions, as defined in Code section 401(k) and 401(m), which may be taken into account for purposes of determining a Participant's Contribution Percentage, as provided in regulations promulgated by the Secretary of the Treasury. If such method is used to correct Excess Aggregate Contributions, it may not also be used to correct Excess Contributions pursuant to Section 12.3. In no event shall the Administrative Committee apply this method to correct Excess Aggregate Contributions for a Plan Year without the prior approval of the Company. Notwithstanding any other provision of the Plan, qualified non-elective contributions made under this paragraph may be allocated selectively to Participants or to a particular class of Participants, as the Company may determine in its sole discretion. Contributions to be made under this paragraph shall be contributed by the Employer as soon as administratively feasible, but in no event later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

                                    (iii)    By any other method permitted under
regulations promulgated by the Secretary of the Treasury.

                           (2)      Correction by Distribution of Excess
Aggregate Contributions. In order to correct the Excess Aggregate Contributions of Participants who are Highly Compensated Employees, the methods of correction described in Section 12.4(e)(1) must be accomplished on an Employee-by-Employee basis. The Excess Aggregate Contributions shall be reduced as follows:

                                    Step 1:  Calculate the individual dollar
amount of Excess Aggregate Contributions for each affected Highly Compensated Employee in a manner described in Code section 401(m)(6)(B) and the regulations promulgated thereunder.

                                    Step 2:  Determine the aggregate of the
individual dollar amounts calculated in Step 1 (the total Excess Aggregate Contributions) and distribute or forfeit this amount in accordance with Steps 3 and 4 below:

                                    Step 3:  The Excess Aggregate Contributions
of the Highly Compensated Employee with the highest individual dollar amount of Aggregate Contributions is reduced by the amount required to cause that Highly Compensated Employee's Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest individual dollar amount of Aggregate Contributions. In accordance with Section 12.4(e)(1)(i), After-Tax Contributions shall be distributed first and then, Matching Contributions shall be forfeited (to the extent unvested) or distributed (to the extent vested), if necessary, to the Highly Compensated Employee with the highest individual dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is distributed.

                                    Step 4:  If the total amount distributed is
less than the Total Excess Aggregate Contributions, Step 3 is repeated.

                  If distributions of the Excess Aggregate Contributions are made in accordance with this Section 12.4(e)(2), the Plan shall be treated as meeting the Actual Contribution Percentage Test of Code section 401(m)(2) regardless of whether the Actual Contribution Percentage Test, if recalculated after distribution of the Excess Aggregate Contributions, would satisfy Code section 401(m)(2).

                           (3)      Income Allocable to Excess Aggregate
Contributions. The income allocable to Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year for which the Excess Aggregate Contributions were made, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution, as determined as follows:

                                    (i)      The income allocable to a
Participant's Excess Aggregate Contributions for a Plan Year shall be determined by multiplying the total income for the Plan Year allocable to the sum of the Participant's Matching Contributions (including amounts treated as Matching Contributions) plus the Participant's After-Tax Contributions by a fraction, the numerator of which shall be the Participant's Excess Aggregate Contributions, and the denominator of which shall be the total balance of the Participant's Account(s) attributable to Matching Contributions (including amounts treated as Matching Contributions) plus After-Tax Contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year.

                                    (ii)     The allocable income shall include
income for the period between the end of the Plan Year for which the Excess Contributions were made, and the date on which the corrective distribution occurs. For purposes of calculating the allocable income for this period, the Administrative Committee, in its sole discretion, shall select one of the two following methods, provided that the method selected shall be applied on a uniform and nondiscriminatory basis for all Participants with Excess Aggregate
Contributions:

                                             a.       The "fractional method,"
under which the income for the period between the end of the Plan Year and the last day of the month preceding the distribution date shall be multiplied by a fraction determined under the method described in paragraph (i) above, or

                                             b.       The "10% method," under
which ten percent (10%) of the allocable income determined pursuant to paragraph
(i) above, shall be multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the distribution date. For purposes of determining the number of calendar months under the 10% method, a distribution that occurs on or before the fifteenth day of a month shall be treated as having occurred on the last day of the preceding month, and a distribution occurring after the fifteenth day of a month shall be treated as having occurred on the first day of the following month.

                           (4)      Notwithstanding any other provision to the
Plan, a Participant's Excess Aggregate Contributions shall be determined after first determining his or her Excess Deferrals under Section 12.2 and then determining his or her Excess Contributions under Section 12.3.

                           (5)      If Excess Aggregate Contributions and
allocable income are not corrected by distribution or forfeiture before the close of the first 2-1/2 months of the following Plan Year, the Employer shall be subject to a 10% excise tax on the amount of such Excess Aggregate Contributions, pursuant to Code section 4979. Such excise tax shall be due at the same time as the Employer's income tax for its taxable year with or within which the Plan Year ends.

                           (6)      Notwithstanding any other provision in the
Plan, qualified non-elective contributions which are properly taken into account pursuant to Section 12.4(c)(4) may permit the Plan to avoid Excess Aggregate Contributions for a Plan Year even if such qualified non-elective contributions are made after the close of the first 2-1/2 months of the following Plan Year.

         12.5 Further Limits on Non-Discrimination Testing of Salary Deferral, Matching and After-Tax Contributions.

                  (a) In order for the Plan to comply with the requirements of Code sections 401(k) and 401(m), the Plan must satisfy the tests set forth in
Section 12.3 and Section 12.4 hereof. However, the Employer must avoid the multiple use of the alternative limitation as set forth in Sections 12.3(a)(2) and 12.4(a)(2) with respect to Highly Compensated Employees.

                  (b) For purposes of this Section 12.5, a multiple use of the alternative limitation is present when all of the following conditions occur:

                           (1)      One or more Highly Compensated Employees of
the Employer are eligible to participate in a cash or deferred arrangement subject to Code section 401(k) and in a plan maintained by the Employer subject to Code section 401(m);

                           (2)      The sum of the Actual Deferral Percentage of
the entire group of eligible Highly Compensated Employees under such arrangement subject to Code section 401(k) and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under such plan subject to Code section 401(m) exceeds the Aggregate Limit;

                           (3)      The Actual Deferral Percentage of the entire
group of eligible Highly Compensated Employees under the arrangement subject to Code section 401(k) exceeds 125 percent of the Actual Deferral Percentage of the entire group of eligible Non-Highly Compensated Employees; and

                           (4)      The Actual Contribution Percentage of the
entire group of eligible Highly Compensated Employees under such plan subject to Code section 401(m) exceeds 125 percent of the Actual Contribution Percentage of the entire group of eligible Non-Highly Compensated Employees.

                  (c) For purposes of this Section 12.5, the Aggregate Limit is defined as the greater of:

                           (1)      The sum of:

                                    (i)      125 percent of the greater of the
Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                                    (ii)     Two (2) percentage points plus the
lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                           (2)      The sum of:

                                    (i)      125 percent of the lesser of the
Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                                    (ii)     Two (2) percentage points plus the
greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

                  (d) For purposes of this Section 12.5, the term "Relevant Actual Deferral Percentage" and the term "Relevant Actual Contribution Percentage" mean, respectively, the Actual Deferral Percentage and the Actual Contribution Percentage of the eligible group of Non-Highly Compensated Employees.

                  (e) (1) In the event a multiple use of the alternative limitation as described in Section 12.5(b) is present, such multiple use shall be corrected by reducing the Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Employees so that the combined Actual Deferral Percentage and the Actual Contribution Percentage does not exceed the Aggregate Limit.

                           (2)      The required reduction shall be treated as
an Excess Contribution as described in Section 12.3(d) or as an Excess Aggregate Contribution as described in Section 12.4(d).

                           (3)      The Employer may elect to reduce the Actual
Deferral Percentage or the Actual Contribution Percentage in order to correct the multiple use of the alternative limitation.

                           (4)      The method of correction to be used to
reduce the Actual Deferral Percentage shall be the method as set forth in
Section 12.3(f)(2). The method of correction to be used to reduce the Actual Contribution Percentage shall be the method as set forth in Section 12.4(e)(2).

         12.6 Forfeiture of Matching Contributions. Matching Contributions attributable to the portion of the Participant's Tax-Deferred Contributions which have been determined to be Excess Deferrals or Excess Contributions shall be forfeited and shall reduce the Matching Contributions to the Plan.

         12.7     Special Definitions.

                  (a) Compensation Definition. For purposes of this Article 12, "Compensation" shall mean compensation as defined in Code section 415(c)(3) and Treasury Regulation section 1.415-2(d) which shall include the items listed in paragraph (1) and exclude the items listed in paragraph (2) below:

                           (1)      Compensation shall mean wages, salaries,
fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or a Related Company (up to the applicable dollar limit set forth in Code section 401(a)(17)) which are paid in cash or in kind to an Employee during such Plan

Year. Such Compensation shall include, but shall not be limited to, wages under Code section 3401(a), commissions paid salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances under a nonaccountable plan (as described in Treasury Regulation section 1.62-2(c)), which are paid in cash or in kind to an Employee during the Plan Year. Compensation shall also include foreign earned income (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911; amounts described in Code sections 104(a)(3), 105(a) and 105(h); amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that it is reasonable to believe such amounts are not deductible by the Employee under Code section 217; the value of a nonqualified stock option granted to an Employee by an Employer, but only to the extent that the value of the option is includable in the Employee's gross income for the taxable year in which granted; and any amount includable in an Employee's gross income upon making an election described in Code section 83(b).

                           (2)      The following shall be excluded from the
definition of Compensation:

                                    (i)      Contributions made by the Company
or any Related Company to a plan of deferred compensation to the extent that, before the application of the limitations of Code section 415 to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Company or Related Company contributions made on behalf of an Employee to a simplified employee pension plan described in Code section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Code section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered as compensation for purposes of Code section 415, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Compensation for the purposes of this
Section 12.7(a) in the Plan Year such amounts are includable in the gross income of the Employee.

                                    (ii)     Amounts realized from the exercise
of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code section 83 and the regulations thereunder.

                                    (iii)    Amounts realized from the sale,
exchange or other disposition of stock acquired under a qualified stock option.

                                    (iv)     Other amounts which receive special
tax benefits, such as premiums for group term life insurance, but only to the extent that the premiums are not includable in the gross income of the Employee, or contributions made by the Company towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

                           (3)      Elective Deferrals Included After December
31, 1997. Except as otherwise provided in Section 12.7(a)(4), below, with respect to limitation years beginning on or after January 1, 1998, Employee Compensation shall include any elective deferrals as defined in Code section 402(g)(3), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income by reason of Code sections 125 or 457.

                           (4)      Special Rules. For purposes of Section
12.7(a), the following rules shall apply:

                                    (i)      The annual Compensation of each
Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve (12).

                                    (ii)     For Plan Years beginning prior to
January 1, 1998, for all purposes hereunder except Section 12.1 (Code section 415 limit on Annual Additions) at the discretion of the Administrative Committee, "Compensation" of all Employees may be modified to INCLUDE elective contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code sections 125, 402(e)(3), 402(h) and 403(b). For Plan Years beginning after December 31, 1997, for all purposes hereunder except Section 12.1 (Code section 415 limit on Annual Additions) Compensation may be modified to EXCLUDE elective Contributions that are made by the Employer on behalf of its Employees that are not includable in gross income under Code sections 125, 402(e)(3), 402(h) and 403(b).

                                    (iii)    At the discretion of the
Administrative Committee, Compensation for all Highly Compensated Employees may be modified to exclude any portion of the Compensation of some or all of such Highly Compensated Employees.

                                    (iv)     "Compensation" shall include all
amounts paid by a Related Company which has adopted the Plan.

                  (b) Highly Compensated Employee Definition. For plan years beginning after December 31, 1996, for purposes of the Article 12, "Highly Compensated Employee" shall mean:

                           (1)      Any Employee who, during the current Plan
Year or the 12-month period immediately preceding the current Plan Year:

                                    (i)      Was at any time a 5% owner, as
defined in Section 13.5(c)(1);

                                    (ii)     Received Compensation in excess of
$80,000 (adjusted by the Adjustment Factor); and

                                    (iii)    If the Administrative Committee
elects the application of this clause for the preceding year and amends the Plan to so provide, was in the top twenty percent (20%) of Employees, ranked on the basis of Compensation for such Plan Year.

                           (2)      For purposes of this Section 12.7(b), a
former Employee shall be treated as a Highly Compensated Employee if:

                                    (i)      Such Employee was a Highly
Compensated Employee when such Employee separated from service; or

                                    (ii)     Such Employee was a Highly
Compensated Employee at any time after attaining age 55.

                           (3)      For purposes of determining a Highly
Compensated Employee under this Section 12.7(b), an Employee described in Code section 414(q)(8) shall be excluded.

                           (4)      Notwithstanding any other provision in the
Plan, the Employer may elect to determine Highly Compensated Employees on the basis of the "calendar year calculation election" set forth in the regulations promulgated by the Treasury Secretary.

                           (5)      Notwithstanding any other provision in the
Plan, the determination of Highly Compensated Employees shall be made in accordance with Code section 414(q) and the regulations promulgated thereunder.

                                  ARTICLE XIII

                              TOP HEAVY PROVISIONS

         13.1 Top Heavy Determination. The Plan will be considered a Top Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year (or in the case of the first Plan Year of the Plan, the last day of such Plan
Year), (a) the value of the sum of the Accounts of Key Employees (as defined in
Section 13.5) exceeds sixty percent (60%) of the value of the sum of the Accounts of all Participants and certain former participants in the Plan (the "60% Test") or (b) the Plan is part of a Required Aggregation Group (within the meaning of Code section 416(g)) and the Required Aggregation Group is a Top Heavy Group.

         In determining the value of Accounts of Participants for purposes of the 60% Test, any contributions to the Plan pursuant to Section 3.1 initiated by an Employee shall not, except to the extent provided by Treasury Regulations promulgated under Code section 416(g)(4), be taken into account. A Participant's Accounts for purposes of applying the 60% Test shall be measured as of the most recent Valuation Date occurring within a 12-month period ending on the determination date, and an adjustment in the amount of any contributions actually made after the Valuation Date but on or before the determination date. In the first Plan Year, such adjustment shall also include the amount of any contributions made after the determination date that are allocated as of a date in the first Plan Year. An individual's Accounts shall not be taken into consideration for the purposes of applying the 60% Test if either (a) that individual was a Non-Key Employee with respect to the Plan for any Plan Year, but such individual was a Key Employee with respect to the Plan prior to a Plan Year in which the individual was a Non-Key Employee, or (b) that individual has not performed any services for the Employer at any time during the 5-year period ending on the determination date. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or permissive aggregation group (within the meaning of section 416(g) of the Internal Revenue Code) which is not a Top Heavy Group.

         13.2 Required Aggregation Group. "Required Aggregation Group" shall mean each plan of the Employer which has a Key Employee as a Participant and any other Employer plan (including a terminated plan of the Employer to the extent required by validly issued Treasury regulations) which enables a plan of the Employer in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410. In applying the 60% Test to two or more plans, the 60% Test is applied to each plan and then the plans are aggregated by adding together the results as of each plan's determination date which falls within the same calendar year.

         13.3 Top Heavy Group. "Top Heavy Group" shall mean any aggregation group, whether or not a Required Aggregation Group, which meets the 60% Test. In applying the 60% Test to two or more plans, the 60% Test is applied to each plan and then the plans are aggregated by adding together the results as of each plan's determination date which falls within the same calendar year.

         13.4 Minimum Contribution for Top Heavy Plan. For any Plan Year in which the Plan is a Top Heavy Plan, an amount shall be credited to the Matching Contribution Account of each Participant who is not a Key Employee and who is eligible to share in this special minimum contribution for a Top Heavy Plan pursuant to paragraph (c) below which is equal to:

                  (a)      the lesser of:

                           (1)      The amount of all contributions (including
Tax-Deferred Contributions, Matching Contributions and Profit Sharing Contributions) expressed as a percentage of compensation (as defined in Section 12.7(a)) which are credited to the Accounts with respect to such Plan Year of the Key Employee having the highest such percentage, or

                           (2)      Three percent (3%) of compensation (as
defined in Section 12.7(a)).

                  (b) reduced by the amount of the Matching Contribution and the Profit Sharing Contribution otherwise credited to the Accounts of each Employee who is not a Key Employee for such Plan Year.

                  (c) All Participants who are not Key Employees and who are employed the last day of the Plan Year are eligible to share in this special minimum contribution for a Top Heavy Plan described in this Section 13.4. Participants who are not Key Employees are not required to complete 1000 hours of service or make 401(k) Contributions to be eligible for an allocation of the special minimum contribution for a Top Heavy Plan.

         13.5     Key Employees.

                  (a) The term "Key Employee" shall mean an Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is:

                           (1)      An officer of the Employer having an annual
compensation greater than fifty percent (50%) of the maximum dollar amount as set forth in Code section 415(b)(1)(A) (or such greater amount as may be permitted pursuant to regulations issued under Code section 415(d)(1)) for any such Plan Year;

                           (2)      One of ten Employees having annual
compensation from the Employer of more than the maximum dollar amount set forth in Code section 415(b)(1)(A) and owning (or considered as owning within the meaning of Code section 318), the largest interests in the Employer;

                           (3)      A five percent (5%) owner of the Employer;
or

                           (4)      A one percent (1%) owner of the Employer,
having an annual compensation from the Employer of more than $150,000.

                  (b) For purposes of paragraph (a)(1) above, no more than fifty (50) Employees (or, if fewer, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers. For purposes of paragraph (a)(2) above, if two Employees have the same interest in the Employer, the Employee having the greater Compensation from the Employer shall be treated as having a larger interest.

                  (c)      For purposes of this definition:

                           (1)      "5% owner" shall mean, in the case of a
corporation, any person who owns (or who is considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation and, in the case of an Employer which is not a corporation, any person who owns more than 5% of the capital or profits interest in the Employer; and

                           (2)      A "1% owner" is any person who would be
described in paragraph (1), above, if "1%" were substituted for "5%" each place it appears therein.

                  (d) For purposes of paragraphs (a)(2) and (c) above, the rules of Code section 318 shall be modified as set forth in Code section 416(i)(1)(B)(iii).

                  (e) A Key Employee shall also include the Beneficiary of a Key Employee.

                  (f) A Key Employee shall include an individual who is either currently or was formerly employed by the Employer who meets the definition set forth in paragraph (a) above.

         13.6 Non-Key Employee. "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         13.7     Top Heavy Vesting.

                  (a) In any Plan Year in which the Plan is a Top Heavy Plan, the Accounts of a Participant shall vest in accordance with the following Top Heavy Vesting Schedule, except to the extent the regular vesting schedule set forth in Section 3.5 provides for a rate of vesting which is as rapid as or more rapid than the Top Heavy Vesting Schedule selected in this Section 13.7.

Year of Service for                          Percentage
  Vesting Purposes                             Vested
  ----------------                             ------
less than 2                                        0
          2                                       20
          3                                       40
          4                                       60
          5                                       80
          6                                      100

                  (b) For the purposes of determining a Participant's Years of Service for Vesting purposes applicable to the Top Heavy Vesting Schedule set forth in Section 13.7(a), all of the Participant's service with the Company or a Related Company shall be taken into account.

                  (c) If the Plan becomes a Top Heavy Plan and subsequently ceases to be such, the Top Heavy Vesting Schedule set forth in Section 13.7(a) shall continue to apply in determining the vested percentage of the Matching Contribution Account for any Participant who had at least three Years of Service as of the last Plan Year in which the Plan was a Top Heavy Plan. For other Participants, said schedule shall apply only to their account balance in their Matching Contribution Account as of the last day of such Plan Year and Matching Contributions relating to subsequent Plan Years shall vest according to the vesting schedule set forth in Section 3.5.

                                  ARTICLE XIV

                             TRUST FUND AND TRUSTEE

         14.1 Trust Agreement. Contributions made by the Employer and all other assets of the Plan shall be held in Trust in accordance with the provisions of the Trust Agreement. All benefits payable under the Plan shall be paid as provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.

                                   ARTICLE XV

                            AMENDMENT AND TERMINATION

         15.1 Amendment. The Company reserves the right at any time or times to amend the Plan to any extent and in any manner that it may deem advisable. The Plan may be amended by a resolution adopted by a majority of the Board or, to the extent provided in Article 11, by a majority vote of the Administrative Committee. Upon such amendment, the Employer, the

Trustee, and all Participants, their Beneficiaries and all other persons having any interest in the Plan shall be bound by the Plan as amended. Such power includes the right, without limitation, to make retroactive amendments referred to in Code section 401(b) (as amended by section 1023 of ERISA). However, except as provided in Article 9 no amendment:

                  (a) Shall cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or to be diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, except that:

                           (1)      A contribution made by the Employer by a
mistake of fact shall be returned to the Employer within one year after the payment of such contribution to the extent permitted by section 403(c) of ERISA. A Tax-Deferred Contribution, or a portion thereof, returned to the Employer pursuant to this Section 15.1(a)(1) shall be returned to the Employee from whose Compensation the amount was withheld, as soon as administratively feasible, but in no event later than thirty (30) days after the return of such contribution to the Employer.

                           (2)      If an Employer contribution is conditioned
upon the deductibility of the contribution under Code section 404 or any successor provision thereto, then to the extent such contribution is disallowed, this paragraph shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction. A Tax-Deferred Contribution, or a portion thereof, returned to the Employer pursuant to this Section 15.1(a)(2) shall be returned to the Employee from whose Compensation the amount was withheld, as soon as administratively feasible, but in no event later than thirty (30) days after the return of such contribution to the Employer.

                  (b) Shall change the duties or liabilities of the Trustee, or an Investment Manager appointed pursuant to the Trust Agreement without written consent to such amendment.

                  (c) Shall retroactively reduce the benefits of any Participant or his or her Beneficiary accrued under the Plan by reason of contributions made by the Employer prior to the amendment except to the extent that such reduction is permitted by ERISA.

                  (d) Be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, the amount credited to a Participant's Accounts may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing the amount credited to a Participant's Accounts or eliminating an optional form of benefit with respect to benefits attributable to Service prior to the effective date of such amendment, shall be treated as reducing an accrued benefit.

         15.2 Termination. The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions indefinitely, but the Company and each Related Company shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue its contributions or terminate its sponsorship of the Plan in whole at any time without any liability whatsoever. The Company or any Related Company may terminate the Plan or its obligation to maintain and contribute to the Plan by adoption of a resolution so providing pursuant to a majority vote of its Board of Directors. In the event of the complete or partial termination of the Plan or complete discontinuance of further contributions to the Plan by the Company or a Related Company, the full value of the Accounts of all Participants employed by the business terminating its sponsorship of the Plan or completely discontinuing its contributions to the Plan shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

                                  ARTICLE XVI

                                  MISCELLANEOUS

         16.1 No Employment Relationship Established by Plan. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee in its employ at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his or her employment at any time.

         16.2     Plan Merger or Consolidation.

                  (a) In no event shall the Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from the Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had the Plan been terminated immediately before such merger, consolidation, or transfer.

                  (b) If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer shall be transferred to a corporation, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts the Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Employer under the Plan. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose under the Plan.

         16.3 Special Rule Relating to Veteran's Reemployment Rights Under ERISA. Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

         16.4 Notices. All notices, statements and other communications from the Trustee, the Employer or the Company to an Employee, Participant, legal representative or designated Beneficiary required or permitted under the Plan shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Participant or Beneficiary at his address last appearing on the books of the Employer.

         16.5 Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

         IN WITNESS WHEREOF, Networks Associates, Inc. adopts the Plan effective as of the date set forth above.

                                               NETWORKS ASSOCIATES, INC.

Dated: __________________                      By: _____________________________

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